AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 22, 1997
                                                     REGISTRATION NO. 333-12257
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                              ------------------

                                   FORM S-3/A
                                AMENDMENT NO. 4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              ------------------


                        SINCLAIR BROADCAST GROUP, INC.
            (Exact name of registrant as specified in its charter)

               MARYLAND                            4833                        52-1494660
     (State or other jurisdiction of    (Primary Standard Industrial        (I.R.S. Employer
     incorporation or organization)      Classification Code Number)      Identification Number)

                              ------------------
                             2000 WEST 41ST STREET
                           BALTIMORE, MARYLAND 21211
                                (410) 467-5005
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                DAVID D. SMITH
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        SINCLAIR BROADCAST GROUP, INC.
                             2000 WEST 41ST STREET
                           BALTIMORE, MARYLAND 21211
                                (410) 467-5005
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              ------------------

                      SEE TABLE OF ADDITIONAL REGISTRANTS.
                              ------------------
                                With a copy to:


        GEORGE P. STAMAS, ESQ.                      STEVEN A. THOMAS, ESQ.
      WILMER, CUTLER & PICKERING                   THOMAS & LIBOWITZ, P.A.
         2445 M STREET, N.W.                    100 LIGHT STREET -- SUITE 1100
        WASHINGTON, D.C. 20037                       BALTIMORE, MD 21202
            (202) 663-6000                              (410) 752-2468

                              ------------------

Approximate  date  of  commencement  of  proposed  sale of the securities to the public:  As  soon  as  practicable after the effective date of this Registration
                                  Statement.
                              ------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.
[ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

             TITLE OF EACH CLASS                                      PROPOSED MAXIMUM
             OF SECURITIES TO BE                   AMOUNT TO BE       AGGREGATE OFFERING       AMOUNT OF
                 REGISTERED                         REGISTERED              PRICE            REGISTRATION FEE
Class A Common Stock ...........................                (a)
Debt Securities   ..............................                (a)
Preferred Stock, par value $.01 per share ......                (a)
Total ..........................................   $1,000,000,000      $1,000,000,000         $303,031(b)

--------------------------------------------------------------------------------
(a) Such indeterminate number or amount of Class A Common Stock, Debt Securities or Preferred Stock as may from time to time be issued at indeterminate prices in an aggregate public offering price for all securities of $1,000,000,000. No separate consideration will be received for any Class A Common Stock, Debt Securities, or Preferred Stock issuable upon conversion of or in exchange for Debt Securities or Preferred Stock. Such amount is exclusive of accrued interest or dividends, if any.
(b) $140,542 of this amount has previously been paid.

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================
                        TABLE OF ADDITIONAL REGISTRANTS

                                                                                    ADDRESS, INCLUDING
                                                                                        ZIP CODE,
                                                 PRIMARY                          AND TELEPHONE NUMBER,
     EXACT NAME OF         STATE OR OTHER       STANDARD           I.R.S.          INCLUDING AREA CODE,
     REGISTRANT AS         JURISDICTION OF     INDUSTRIAL         EMPLOYER           OF REGISTRANT'S
      SPECIFIED IN        INCORPORATION OR   CLASSIFICATION   INDENTIFICATION      PRINCIPAL EXECUTIVE
      ITS CHARTER           ORGANIZATION       CODE NUMBER         NUMBER                OFFICES
------------------------- ------------------ ---------------- ----------------- ---------------------------
Chesapeake Television,     Maryland               4833           52-1590917     2000 West 41st Street
 Inc.                                                                           Baltimore, Maryland 21211
                                                                                410/467-5005
Chesapeake Television      Delaware               4833           51-0336990     2000 West 41st Street
 Licensee, Inc.                                                                 Baltimore, Maryland 21211
                                                                                410/467-5005
FSF-TV, Inc.               North Carolina         4833           56-1739096     2000 West 41st Street
                                                                                Baltimore, Maryland 21211
                                                                                410/467-5005
KABB Licensee, Inc.        Delaware               4833           52-1974581     2000 West 41st Street
                                                                                Baltimore, Maryland 21211
                                                                                410/467-5005
KDNL Licensee, Inc.        Delaware               4833           52-1974579     2000 West 41st Street
                                                                                Baltimore, Maryland 21211
                                                                                410/467-5005
KSMO, Inc.                 Maryland               4833           52-1836395     2000 West 41st Street
                                                                                Baltimore, Maryland 21211
                                                                                410/467-5005
KSMO Licensee, Inc.        Delaware               4833           52-1966077     2000 West 41st Street
                                                                                Baltimore, Maryland 21211
                                                                                410/467-5005
KUPN Licensee, Inc.        Maryland               4833           52-2016990     2000 West 41st Street
                                                                                Baltimore, Maryland 21211
                                                                                410/467-5005
SCI-Indiana Licensee,      Delaware               4833           52-1974576     2000 West 41st Street
 Inc.                                                                           Baltimore, Maryland 21211
                                                                                410/467-5005
SCI-Sacramento             Delaware               4833           52-1974575     2000 West 41st Street
 Licensee, Inc.                                                                 Baltimore, Maryland 21211
                                                                                410/467-5005
Sinclair Communica-        Maryland               4833           52-1977539     2000 West 41st Street
 tions, Inc.                                                                    Baltimore, Maryland 21211
                                                                                410/467-5005
Sinclair Radio of Albu-    Maryland               4833           52-1976547     2000 West 41st Street
 querque, Inc.                                                                  Baltimore, Maryland 21211
                                                                                410/467-5005
Sinclair Radio of Albu-    Delaware               4833           52-1974593     2000 West 41st Street
 querque Licensee,                                                              Baltimore, Maryland 21211
 Inc.                                                                           410/467-5005
Sinclair Radio of          Maryland               4833           52-1975701     2000 West 41st Street
 Buffalo, Inc.                                                                  Baltimore, Maryland 21211
                                                                                410/467-5005

                                                                                    ADDRESS, INCLUDING
                                                                                        ZIP CODE,
                                                 PRIMARY                          AND TELEPHONE NUMBER,
     EXACT NAME OF         STATE OR OTHER       STANDARD           I.R.S.          INCLUDING AREA CODE,
     REGISTRANT AS         JURISDICTION OF     INDUSTRIAL         EMPLOYER           OF REGISTRANT'S
      SPECIFIED IN        INCORPORATION OR   CLASSIFICATION   INDENTIFICATION      PRINCIPAL EXECUTIVE
      ITS CHARTER           ORGANIZATION       CODE NUMBER         NUMBER                OFFICES
------------------------- ------------------ ---------------- ----------------- ---------------------------
Sinclair Radio of Buf-        Delaware            4833           52-1974582     2000 West 41st Street
 falo Licensee, Inc.                                                            Baltimore, Maryland 21211
                                                                                410/467-5005
Sinclair Radio of             Maryland            4833           52-1975786     2000 West 41st Street
 Greenville, Inc.                                                               Baltimore, Maryland 21211
                                                                                410/467-5005
Sinclair Radio of             Delaware            4833           52-1974584     2000 West 41st Street
 Greenville Licensee,                                                           Baltimore, Maryland 21211
 Inc.                                                                           410/467-5005
Sinclair Radio of Los         Maryland            4833           52-1975780     2000 West 41st Street
 Angeles, Inc.                                                                  Baltimore, Maryland 21211
                                                                                410/467-5005
Sinclair Radio of Los         Delaware            4833           52-1974591     2000 West 41st Street
 Angeles Licensee,                                                              Baltimore, Maryland 21211
 Inc.                                                                           410/467-5005
Sinclair Radio of             Maryland            4833           52-1975784     2000 West 41st Street
 Memphis, Inc.                                                                  Baltimore, Maryland 21211
                                                                                410/467-5005
Sinclair Radio of             Delaware            4833           52-1974586     2000 West 41st Street
 Memphis Licensee,                                                              Baltimore, Maryland 21211
 Inc.                                                                           410/467-5005
Sinclair Radio of             Maryland            4833           52-1975785     2000 West 41st Street
 Nashville, Inc.                                                                 Baltimore, aryland 21211
                                                                                410/467-5005
Sinclair Radio of Nash-       Delaware            4833           52-1974585     2000 West 41st Street
 ville Licensee, Inc.                                                           Baltimore, Maryland 21211
                                                                                410/467-5005
Sinclair Radio of New         Maryland            4833           52-1975783     2000 West 41st Street
 Orleans, Inc.                                                                  Baltimore, Maryland 21211
                                                                                410/467-5005
Sinclair Radio of New         Delaware            4833           52-1974588     2000 West 41st Street
 Orleans Licensee,                                                              Baltimore, Maryland 21211
 Inc.                                                                           410/467-5005
Sinclair Radio of St.         Maryland            4833           52-1975782     2000 West 41st Street
 Louis, Inc.                                                                    Baltimore, Maryland 21211
                                                                                410/467-5005
Sinclair Radio of St.         Delaware            4833           52-1974592     2000 West 41st Street
 Louis Licensee, Inc.                                                           Baltimore, Maryland 21211
                                                                                410/467-5005
Sinclair Radio of             Maryland            4833           52-1975788     2000 West 41st Street
 Wilkes-Barre, Inc.                                                             Baltimore, Maryland 21211
                                                                                410/467-5005
Sinclair Radio                Delaware            4833           52-1974583     2000 West 41st Street
 of Wilkes-Barre                                                                Baltimore, Maryland 21211
 Licensee, Inc.                                                                 410/467-5005

                                                                                  ADDRESS, INCLUDING
                                                                                      ZIP CODE,
                                               PRIMARY                          AND TELEPHONE NUMBER,
    EXACT NAME OF        STATE OR OTHER       STANDARD           I.R.S.          INCLUDING AREA CODE,
    REGISTRANT AS        JURISDICTION OF     INDUSTRIAL         EMPLOYER           OF REGISTRANT'S
     SPECIFIED IN       INCORPORATION OR   CLASSIFICATION   INDENTIFICATION      PRINCIPAL EXECUTIVE
     ITS CHARTER          ORGANIZATION       CODE NUMBER         NUMBER                OFFICES
----------------------- ------------------ ---------------- ----------------- ---------------------------
Superior Communica-         Delaware            4833           61-1250982     2000 West 41st Street
 tions of Kentucky,                                                           Baltimore, Maryland 21211
 Inc.                                                                         410/467-5005
Superior Communica-         Oklahoma            4833           73-1021304     2000 West 41st Street
 tions of Oklahoma,                                                           Baltimore, Maryland 21211
 Inc.                                                                         410/467-5005
Superior KY License         Delaware            4833           61-1250983     2000 West 41st Street
 Corp.                                                                        Baltimore, Maryland 21211
                                                                              410/467-5005
Superior OK License         Delaware            4833           73-1438189     2000 West 41st Street
 Corp.                                                                        Baltimore, Maryland 21211
                                                                              410/467-5005
Tuscaloosa Broadcast-       Maryland            4833           52-1940000     2000 West 41st Street
 ing, Inc.                                                                    Baltimore, Maryland 21211
                                                                              410/467-5005
WCGV, Inc.                  Maryland            4833           52-1836393     2000 West 41st Street
                                                                              Baltimore, Maryland 21211
                                                                              410/467-5005
WCGV Licensee, Inc.         Delaware            4833           52-0349552     2000 West 41st Street
                                                                              Baltimore, Maryland 21211
                                                                              410/467-5005
WDBB, Inc.                  Maryland            4833           52-1947227     2000 West 41st Street
                                                                              Baltimore, Maryland 21211
                                                                              410/467-5005
WLFL, Inc.                  Maryalnd            4833           52-1911462     2000 West 41st Street
                                                                              Baltimore, Maryland 21211
                                                                              410/467-5005
WLFL Licensee, Inc.         Delaware            4833           51-0364246     2000 West 41st Street
                                                                              Baltimore, Maryland 21211
                                                                              410/467-5005
WLOS Licensee, Inc.         Delaware            4833           52-1974580     2000 West 41st Street
                                                                              Baltimore, Maryland 21211
                                                                              410/467-5005
WPGH, Inc.                  Maryland            4833           52-1742771     2000 West 41st Street
                                                                              Baltimore, Maryland 21211
                                                                              410/467-5005
WPGH Licensee, Inc.         Maryland            4833           52-1742774     2000 West 41st Street
                                                                              Baltimore, Maryland 21211
                                                                              410/467-5005
WSMH, Inc.                  Maryland            4833           52-1952880     2000 West 41st Street
                                                                              Baltimore, Maryland 21211
                                                                              410/467-5005

                                                                                   ADDRESS, INCLUDING
                                                                                       ZIP CODE,
                                                PRIMARY                          AND TELEPHONE NUMBER,
     EXACT NAME OF        STATE OR OTHER       STANDARD           I.R.S.          INCLUDING AREA CODE,
     REGISTRANT AS        JURISDICTION OF     INDUSTRIAL         EMPLOYER           OF REGISTRANT'S
     SPECIFIED IN        INCORPORATION OR   CLASSIFICATION   INDENTIFICATION      PRINCIPAL EXECUTIVE
      ITS CHARTER          ORGANIZATION       CODE NUMBER         NUMBER                OFFICES
------------------------ ------------------ ---------------- ----------------- ---------------------------
WSMH Licensee, Inc.          Delaware            4833           52-1939265     2000 West 41st Street
                                                                               Baltimore, Maryland 21211
                                                                               410/467-5005
WSTR, Inc.                   Maryland            4833           52-1836394     2000 West 41st Street
                                                                               Baltimore, Maryland 21211
                                                                               410/467-5005
WSTR Licensee, Inc.          Maryalnd            4833           52-1958895     2000 West 41st Street
                                                                               Baltimore, Maryland 21211
                                                                               410/467-5005
WSYX, Inc.                   Maryland            4833           52-2050323     2000 West 41st Street
                                                                               Baltimore, Maryland 21211
                                                                               410/467-5005
WTTE, Channel 28, Inc.       Maryland            4833           52-1313500     2000 West 41st Street
                                                                               Baltimore, Maryland 21211
                                                                               410/467-5005
WTTE, Channel 28             Maryland            4833           52-1742776     2000 West 41st Street
 Licensee, Inc.                                                                Baltimore, Maryland 21211
                                                                               410/467-5005
WTTO , Inc.                  Maryland            4833           52-1836391     2000 West 41st Street
                                                                               Baltimore, Maryland 21211
                                                                               410/467-5005
WTTO Licensee, Inc.          Delaware            4833           51-0349553     2000 West 41st Street
                                                                               Baltimore, Maryland 21211
                                                                               410/467-5005
WTVZ, Inc.                   Maryland            4833           52-1903498     2000 West 41st Street
                                                                               Baltimore, Maryland 21211
                                                                               410/467-5005
WTVZ Licensee, Inc.          Maryland            4833           52-1908393     2000 West 41st Street
                                                                               Baltimore, Maryland 21211
                                                                               410/467-5005
WYZZ, Inc.                   Maryland            4833           52-1959155     2000 West 41st Street
                                                                               Baltimore, Maryland 21211
                                                                               410/467-5005
WYZZ Licensee, Inc.          Delaware            4833           52-1959631     2000 West 41st Street
                                                                               Baltimore, Maryland 21211
                                                                               410/467-5005

                  SUBJECT TO COMPLETION, DATED AUGUST 22, 1997


PROSPECTUS


                                $1,000,000,000


                                      SBG
                         SINCLAIR BROADCAST GROUP,INC.


                              CLASS A COMMON STOCK
                                DEBT SECURITIES
                                PREFERRED STOCK
                                 ------------

     Sinclair Broadcast Group, Inc. (the "Company") may from time to time offer, together or separately, its (i) Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), (ii) debt securities (the "Debt Securities") which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities") and (iii) shares of its preferred stock, par value $.01 per share (the "Preferred Stock"), in amounts, at prices and on terms to be determined at the time of the offering. The Class A Common Stock, the Debt Securities and the Preferred Stock are collectively called the "Securities." To the extent indicated in the accompanying Prospectus Supplement (the "Prospectus Supplement"), certain stockholders of the Company (the "Selling Stockholders") may from time to time offer up to 1,300,000 shares of Class A Common Stock. See "Selling Stockholders" and "Plan of Distribution."

     The Securities offered pursuant to this Prospectus may be issued in one or more series or issuances and will be limited to $1,000,000,000 in aggregate initial public offering price. Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered will be set forth in the Prospectus Supplement, including, where applicable, (i) in the case of Debt Securities, the specific title, aggregate principal amount, the denomination, maturity, premium, if any, the interest, if any (which may be at a fixed or variable rate), the time and method of calculating payment of interest, if any, the place or places where principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, any terms of redemption at the option of the Company or the holder, any sinking fund provisions, terms for any conversion into Class A Common Stock, guarantees, if any, the initial public offering price, listing (if any) on a securities exchange or quotation (if any) on an automated quotation system, acceleration, if any, and other terms and (ii) in the case of Preferred Stock, the specific title, the aggregate number of shares offered, any dividend (including the method of calculating payment of dividends), liquidation, redemption, voting and other rights, any terms for any conversion or exchange into Class A Common Stock or Debt Securities, the initial public offering price, listing (if any) on a securities exchange or quotation (if any) on an automated quotation system and other terms. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities.

     Unless otherwise specified in a Prospectus Supplement, the Senior Debt Securities, when issued, will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities, when issued, will be subordinated in right of payment to all Senior Debt (as defined in the applicable Prospectus Supplement) of the Company. Debt Securities may be guaranteed to the extent specified in the applicable Prospectus Supplement (the "Guarantees") by certain subsidiaries of the Company specified in the Prospectus Supplement. (the "Guarantors,")

     The Securities will be sold directly, through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. If agents of the Company or any dealers or underwriters are involved in the sale of the Securities in respect of which this Prospectus is being delivered, the names of such agents, dealers or underwriters and any applicable commissions or discounts will be set forth in or may be calculated from the Prospectus Supplement with respect to such Securities. See "Plan of Distribution" for possible indemnification arrangements with agents, dealers and underwriters.

     This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement relating to such Securities. Any statement contained in this Prospectus will be deemed to be modified or superseded by any inconsistent statement contained in an accompanying Prospectus Supplement.

     The Prospectus Supplement will contain information concerning certain United States federal income tax considerations, if applicable to the Securities offered.
                                 ------------

     See "Risk Factors" beginning on page 3 for a discussion of certain factors that should be CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.

                                 ------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.


                 THE DATE OF THIS PROSPECTUS IS AUGUST   , 1997

Information contained in this preliminary prospectus supplement is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time that a final prospectus supplement is delivered. This preliminary prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                             AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 75 Park Place, Room 1228, New York, New York 10007 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. Copies of such material may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. at prescribed rates. Such reports and other information can also be reviewed through the Commission's Electronic Data Gathering, Analysis, and Retrieval System ("EDGAR") which is publicly available though the Commission's Web site (http:// www.sec.gov). In addition, the Company's Class A Common Stock is listed on the Nasdaq Stock Market's National Market System, and material filed by the Company can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.


     The Company has filed a Registration Statement on Form S-3 (together with all amendments thereto, the "Registration Statement") with the Commission in Washington, D.C., in accordance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus and any accompanying Prospectus Supplement does not contain all of the information contained in the Registration Statement and the exhibits and schedules thereto. Statements contained herein and in any accompanying Prospectus Supplement concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of the document so filed. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits thereto may be inspected without charge at the offices of the Commission or on EDGAR or copies thereof may be obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.



                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to Sections 13(a) and 15(d) of the Exchange Act are incorporated hereby by reference:

       (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996 (as amended), together with the report of Arthur Andersen LLP, independent certified public accountants;


       (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997; and


       (c) The Company's Current Reports on Form 8-K and Form 8-K/A filed May 10, 1996, May 13, 1996, May 17, 1996, May 29, 1996, August 30, 1996,
           September 5, 1996,  February 25, 1997,  June 27, 1997,  July 2, 1997,
           July 14, 1997, July 17, 1997, July 29, 1997 and August 13, 1997.


     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

     A copy of any and all of the documents incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference into any such document) will be provided without charge to any person to whom a copy of this Prospectus is delivered, upon written or oral request. Requests should be directed to:

                             Patrick J. Talamantes
                       Sinclair Broadcasting Group, Inc.
                              2000 W. 41st Street

                           Baltimore, Maryland 21211


     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES
OFFERED HEREBY. SUCH TRANSACTIONS MAY INCLUDE STABILIZING, THE PURCHASE OF SECURITIES OFFERED HEREBY TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."


     IN CONNECTION WITH THE OFFERING OF SECURITIES PURSUANT TO THIS PROSPECTUS, THE UNDERWRITERS AND SELLING GROUP MEMBERS MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE SECURITIES ON THE NASDAQ NATIONAL MARKET IN ACCORDANCE WITH RULE 103 OF REGULATION M UNDER THE SECURITIES EXCHANGE ACT OF 1934. SEE "PLAN OF DISTRIBUTION."

                                  THE COMPANY

     THE COMPANY IS A DIVERSIFIED BROADCASTING COMPANY THAT OWNS OR PROVIDES PROGRAMMING SERVICES TO more television stations than any other commercial broadcasting group in the United States. The Company currently owns or provides programming services pursuant to Local Marketing Agreements (LMAs) to 29 television stations, has pending acquisitions of four additional television stations, and has pending acquisitions of agreements to provide programming to two additional stations. The Company believes it is also one of the top 20 radio groups in the United States, when measured by the total number of radio stations owned, programmed or with which the Company has Joint Sales Agreements (JSAs). The Company owns or provides programming services to 27 radio stations, has pending acquisitions of 24 radio stations, and has options to acquire an additional seven radio stations.

     The Company is a Maryland corporation formed in 1986. The Company's principal offices are located at 2000 West 41st Street, Baltimore, Maryland 21211, and its telephone number is (410) 467-5005.


                                 RISK FACTORS


     In addition to the other information contained or incorporated by reference in this Prospectus, prospective investors should review carefully the following risks concerning the Company, the Securities and the broadcast industry before purchasing the Securities offered hereby.



SUBSTANTIAL LEVERAGE AND PREFERRED STOCK OUTSTANDING


     The Company has consolidated indebtedness that is substantial in relation to its total stockholders' equity. As of July 31, 1997, the Company had outstanding long-term indebtedness (including current installments) of approximately $1.2 billion. In addition, Sinclair Capital, a subsidiary trust of the Company (the "Trust"), had issued and outstanding $200 million aggregate liquidation amount of 11 5/8% High Yield Trust Offered Preferred Securities (the "Preferred Securities"), which are ultimately backed by $206.2 million liquidation amount of Series C Preferred Stock, par value $.01 of the Company (the "Series C Preferred Stock") each of which must be redeemed in 2009. The Company may borrow additional amounts under a bank credit facility governed by an Amended and Restated Credit Agreement dated as of May 20, 1997 with The Chase Manhattan Bank, as agent (as amended from time to time, the "Bank Credit Agreement") of which $633.7 million was outstanding as of July 31, 1997 and expects to do so to finance its pending acquisition of assets from Heritage Media Group. (the "Heritage Acquisition") The Company also had outstanding 1,106,608 shares of Series B Convertible Preferred Stock with an aggregate liquidation preference of $110.7 million as of July 31, 1997. The Company also has significant program contracts payable and commitments for future programming. Moreover, subject to the restrictions contained in its debt instruments and preferred stock, the Company may incur additional debt and issue additional preferred stock in the future.

     The Company and its subsidiaries have and will continue to have significant payment obligations relating to the Bank Credit Agreement, the 10% Senior Subordinated Notes due 2003 (the "1993 Notes"), the 10% Senior Subordinated Notes due 2005 (the "1995 Notes"), the 9% Senior Subordinated Notes due 2007 (the "1997 Notes," and, together with the 1993 Notes and the 1995 Notes, the "Existing Notes"), and the Preferred Securities, and a significant amount of the Company's cash flow will be required to service these obligations. In addition, the Company may be required to pay dividends on the Series B Convertible Preferred Stock in certain circumstances. See "Description of Capital Stock -- Existing Preferred Stock." The Company, on a consolidated basis, reported interest expense of $84.3 million for the year ended December 31, 1996. After giving pro forma effect to acquisitions completed by the Company in 1996, the issuance of the Preferred Securities and the issuance of the 1997 Notes as though each occurred on January 1, 1996, and the use of the net proceeds therefrom, the interest expense and Subsidiary Trust Minority Interest Expense would have been $145.9 million. The weighted average interest rates on the Company's indebtedness under the Bank Credit Agreement during the year ended December 31, 1996 was 8.08%.

     The $400 million revolving credit facility available to the Company under the Bank Credit Agreement will be subject to reductions beginning March 31, 2000, and will mature on the last business day of December 2004. Payment of portions of the $600 million term loan under the Bank Credit Agreement begins on September 30, 1997 and the term loan must be fully repaid by December 31, 2004. The 1993 Notes mature in 2003, the 1995 Notes mature in 2005 and the 1997 Notes mature in 2007. The Series C Preferred Stock must be redeemed in 2009. Required repayment of indebtedness of the Company totaling approximately $1.2 billion will occur at various dates through May 31, 2007.

     The Company's current and future debt service obligations and obligations to make distributions on and to redeem preferred stock could have adverse consequences to holders of the Securities, including the following: (i) the Company's ability to obtain financing for future working capital needs or additional acquisitions or other purposes may be limited; (ii) a substantial portion of the Company's cash flow from operations will be dedicated to the payment of principal and interest on its indebtedness and payments related to the Preferred Securities, thereby reducing funds available for operations; (iii) the Company may be vulnerable to changes in interest rates under its credit facilities; and (iv) the Company may be more vulnerable to adverse economic conditions than less leveraged competitors and, thus, may be limited in its ability to withstand competitive pressures. If the Company is unable to service or refinance its indebtedness or preferred stock, it may be required to sell one or more of its stations to reduce debt service obligations.



     The Company expects to be able to satisfy its future debt service and dividend and other payment obligations and other commitments with cash flow from operations. However, there can be no assurance that the future cash flow of the Company will be sufficient to meet such obligations and commitments. If the Company is unable to generate sufficient cash flow from operations in the future to service its indebtedness and to meet its other commitments, it may be required to refinance all or a portion of its existing indebtedness or to obtain additional financing. There can be no assurance that any such refinancing or additional financing could be obtained on acceptable terms. If the Company is unable to service or refinance its indebtedness, it may be required to sell one or more of its stations to reduce debt service obligations.


RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS



     The indentures relating to the Existing Notes (the "Existing Indentures") restrict, among other things, the Company's and its Subsidiaries' (as defined in the Existing Indentures) ability to (i) incur additional indebtedness, (ii) pay dividends, make certain other restricted payments or consummate certain asset sales, (iii) enter into certain transactions with affiliates, (iv) incur indebtedness that is subordinate in priority and in right of payment to any senior debt and senior in right of payment to the Existing Notes, (v) merge or consolidate with any other person, or (vi) sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of the assets of the Company. In addition, the Bank Credit Agreement contains certain other and more restrictive covenants, including restrictions on redemption of capital stock, a limitation on the aggregate size of future acquisitions undertaken without lender consent, a requirement that certain conditions be satisfied prior to consummation of future acquisitions, and a limitation on the amount of capital expenditures permitted by the Company in future years without lender consent. The Bank Credit Agreement also requires the Company to maintain specific financial ratios and to satisfy certain financial condition tests. In addition, any Debt Securities may have other and more restrictive covenants. The Company's ability to meet these financial ratios and financial condition tests can be affected by events beyond its control, and there can be no assurance that the Company will meet those tests. The breach of any of these covenants could result in a default under the Bank Credit Agreement and/or the Existing Indentures and/or Debt Securities. In the event of a default under the Bank Credit Agreement, the Existing Indentures or any Debt Securities, the lenders and the noteholders could seek to declare all amounts outstanding under the Bank Credit Agreement, the Existing Notes or any Debt Securities, together with accrued and unpaid interest, to be immediately due and payable. If the Company were unable to repay those amounts, the lenders under the Bank Credit Agreement could proceed against the collateral granted to them to secure that indebtedness. If the indebtedness under the Bank Credit Agreement or the Existing Notes were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full that indebtedness and the other indebtedness of the Company including Debt Securities. Substantially all of the assets of the Company and its Subsidiaries (other than the assets of KDSM, Inc. which ultimately back up the

Preferred Securities) are pledged as security under the Bank Credit Agreement. The Subsidiaries (with the exception of Cresap Enterprises, Inc., KDSM, Inc. and KDSM Licensee, Inc.) also guarantee the indebtedness under the Bank Credit Agreement and the Existing Indentures.


     In addition to a pledge of substantially all of the assets of the Company and its Subsidiaries, the Company's obligations under the Bank Credit Agreement are secured by mortgages on certain real property assets of certain non-Company entities (the "Stockholder Affiliates") owned and controlled by the Company's current majority stockholders (David D. Smith, Frederick G. Smith, J. Duncan
Smith and Robert E. Smith, collectively, the "Controlling Stockholders"), including Cunningham Communications, Inc. ("CCI"), Gerstell Development Corporation ("Gerstell"), Gerstell Development Limited Partnership ("Gerstell LP") and Keyser Investment Group, Inc. ("KIG"). If the Company were to seek to replace the Bank Credit Agreement, there can be no assurance that the assets of these Stockholder Affiliates would be available to provide additional security under a new credit agreement, or that a new credit agreement could be arranged on terms as favorable as the terms of the Bank Credit Agreement without a pledge of such Stockholder Affiliates' assets.



Subordination  of  the  Subordinated Debt Securities and the related Guarantees;
   Asset Encumbrances

     The payment of principal of, premium, if any, and interest on the Subordinated Debt Securities will be subordinated to the prior payment in full of Senior Debt (as defined in the applicable Prospectus Supplement) of the
Company, which, unless specified otherwise in the applicable Prospectus Supplement, will include, among other things, all indebtedness under the Bank Credit Agreement including obligations under interest rate agreements related thereto (the "Bank Interest Rate Agreements"). Therefore, in the event of the liquidation, dissolution, reorganization, or any similar proceeding regarding the Company, the assets of the Company will be available to pay obligations on the Subordinated Debt Securities only after Senior Debt has been paid in full in cash or cash equivalents or in any other form acceptable to the holders of Senior Debt, and there may not be sufficient assets to pay amounts due on all or any of the Subordinated Debt Securities. In addition, the Company may not pay principal of, premium, if any, interest on or any other amounts owing in respect of the Subordinated Debt Securities, make any deposit pursuant to defeasance provisions or purchase, redeem or otherwise retire the Subordinated Debt Securities, if any Designated Senior Debt (as defined in the indenture relating to Subordinated Debt Securities) is not paid when due or any other default on Designated Senior Debt occurs and the maturity of such indebtedness is accelerated in accordance with its terms unless, in either case, such default has been cured or waived, any such acceleration has been rescinded or such indebtedness has been repaid in full. Moreover, under certain circumstances, if any non-payment default exists with respect to Designated Senior Debt, the Company may not make any payments on the Subordinated Debt Securities for a specified time, unless such default is cured or waived, any acceleration of such indebtedness has been rescinded or such indebtedness has been repaid in full. See "Description of the Notes -- Subordination." Unless otherwise specified in the applicable Prospectus Supplement, the Company's and the Subsidiaries' ability to incur additional indebtedness will also be restricted under the indenture relating to the Subordinated Debt Securities.

     If Subordinated Debt Securities are guaranteed (the "Guarantees") by all or some of the Company's Subsidiaries (the "Guarantors"), unless otherwise specified in the applicable Prospectus Supplement, the Guarantees by the Guarantors will be subordinated in right of payment to the guarantees by the Guarantors of the Company's obligations under the Bank Credit Agreement including, but not limited to the obligations under any Bank Interest Rate Agreement related thereto.

     Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will not be secured by any of the Company's assets. The obligations of the Company under the Bank Credit Agreement including, but not limited to any Bank Interest Rate Agreement, however, are secured, to the extent permitted by law, by a first priority security interest in substantially all of the Company's assets, including the assets of the substantially all of the Company's Subsidiaries. Moreover, the Company's obligations under certain other indebtedness (the "Founders' Notes") are secured on a second priority basis by substantially all of the Company's assets, including the assets of substantially all of the Company's Subsidiaries. If the Company becomes insolvent or is liquidated, or if payment under the Bank

Credit Agreement, any Bank Interest Rate Agreement or the Founders' Notes is accelerated, the lenders under the Bank Credit Agreement, any Bank Interest Rate Agreement or the holders of the Founders' Notes would be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to instruments governing such indebtedness. Accordingly, such lenders will have a prior claim on the Company's assets. In any such event, because the Debt Securities will not be secured by any of the Company's assets, it is possible that there would be no assets remaining from which claims of the holders of the Debt Securities could be satisfied or, if any such assets remained, such assets might be insufficient to satisfy such claims fully. See "Description of the Debt Securities" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," and Notes to the Consolidated Financial Statements in the filings incorporated by reference herein.


DEPENDENCE UPON OPERATIONS OF SUBSIDIARIES; POSSIBLE INVALIDITY OF GUARANTEES

     The Debt Securities will be the obligations of the Company. Substantially all of the Company's operating assets are held by its Subsidiaries and substantially all of its income before provision or benefit for income taxes was derived from operations of its Subsidiaries. Therefore, the Company's ability to make interest and principal payments when due to holders of the Debt Securities is dependent, in part, upon the receipt of sufficient funds from its Subsidiaries.

     To the extent that a court were to find that: (i) any Guarantee of the Debt Securities was incurred by a Guarantor with intent to hinder, delay or defraud any present or future creditor or the Guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others; or (ii) such Guarantor did not receive fair consideration or reasonably equivalent value for issuing its Guarantee and such Guarantor: (a) was insolvent; (b) was rendered insolvent by reason of the issuance of such Guarantee; (c) was engaged or about to engage in a business or transaction for which the remaining assets of such Guarantor constituted unreasonably small capital to carry on its business; or (d) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could avoid or subordinate such Guarantee in favor of the Guarantor's other creditors. Among other things, a legal challenge of a Guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the Guarantor as a result of the issuance by the Company of the Debt Securities. To the extent any Guarantee were to be avoided as a fraudulent conveyance or held unenforceable for any other reason, holders of the Debt Securities would cease to have any claim in respect of such Guarantor and would be creditors solely of the Company and any Guarantor whose Guarantee was not avoided or held unenforceable. In such event, the claims of the holders of the Debt Securities against the issuer of an invalid Guarantee would be subject to the prior payment of all liabilities of such Guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Debt Securities relating to any voided Guarantee.


POTENTIAL RELEASE OF GUARANTEES

     Unless otherwise provided in the applicable Prospectus Supplement, any Guarantee of a Guarantor, if granted, may be released at any time upon any sale, exchange or transfer by the Company of the stock of such Guarantor or substantially all the assets of such Guarantor to a non-affiliate. Unless otherwise provided in the applicable Prospectus Supplement, under the Indentures, the net cash proceeds of any Asset Sale (as defined) will be required to be applied to the repayment of any Senior Debt or to the purchase of properties and assets for use in the Company's businesses existing on the date of the Indenture or reasonably related thereto. Unless otherwise provided in the applicable Prospectus Supplement, any Guarantee of any of the Company's subsidiaries may also be released at such time as such subsidiary no longer guarantees any other debt of the Company.


CONFLICTS OF INTEREST

     In addition to their respective interests in the Company, the Controlling Stockholders have interests in various non-Company entities which are involved in businesses related to the business of the Company, including, among others, the operation of a television station in St. Petersburg, Florida since 1991 and a television station in Bloomington, Indiana since 1990. In addition, the Company leases certain real property and tower space from and engages in other transactions with the Stockholder Affiliates, which are controlled by the Controlling Stockholders. Although the Controlling Stockholders have agreed to divest interests in the Bloomington station that are attributable to them under applicable FCC regulations, the Controlling Stockholders and the Stockholder Affiliates may continue to engage in the operation of the St. Petersburg, Florida station and other already existing businesses. However, under Maryland law, generally a corporate insider is precluded from acting on a business opportunity in his or her individual capacity if that opportunity is one which the corporation is financially able to undertake, is in the line of the corporation's business and of practical advantage to the corporation, and is one in which the corporation has an interest or reasonable expectancy. Accordingly, the Controlling Stockholders generally are required to engage in new business opportunities of the Company only through the Company unless a majority of the Company's disinterested directors decide under the standards discussed above, that it is not in the best interests of the Company to pursue such opportunities. Non-Company activities of the Controlling Stockholders such as those described above could, however, present conflicts of interest with the Company in the allocation of management time and resources of the Controlling Stockholders, a substantial majority of which is currently devoted to the business of the Company.

     In addition, there have been and will be transactions between the Company and Glencairn Ltd. (with its subsidiaries, "Glencairn"), a corporation in which relatives of the Controlling Stockholders beneficially own a majority of the equity interests. Glencairn is the owner-operator and licensee of WRDC in Raleigh/Durham, WVTV in Milwaukee, WNUV in Baltimore, WABM in Birmingham, KRRT in San Antonio, and WFBC in Greenville/Spartanburg, South Carolina. The Company has also agreed to sell the assets essential for broadcasting a television signal in compliance with regulatory guidelines ("License Assets") relating to WTTE in Columbus, Ohio to Glencairn and to enter into an LMA with Glencairn pursuant to which the Company will provide programming services for this station after the acquisition of the License Assets by Glencairn. See "Business of Sinclair--Broadcasting Acquisitions Strategy" in Sinclair's Form 8-K dated June 27, 1997, which is incorporated by reference herein. The FCC has approved this transaction. However, the Company does not expect this transfer to occur unless the Company acquires the assets of WSYX in Columbus, Ohio.

     Two persons who are expected to become directors of the Company, Barry Baker (who is also expected to become an executive officer of the Company) and Roy F. Coppedge, III, have direct and indirect interests in River City Broadcasting, L.P. ("River City"), from which the Company purchased certain assets in 1996 (the "River City Acquisition"). In addition, in connection with the River City Acquisition, the Company has entered into various ongoing agreements with River City, including options to acquire assets that were not acquired at the time of the initial closing of the River City Acquisition, and LMAs relating to stations for which River City continues to own License Assets. See "Business--Broadcasting Acquisition Strategy" in Sinclair's Form 8-K dated June 27, 1997, which is incorporated by reference herein. Messrs. Baker and Coppedge were not officers or directors of the Company at the time these agreements were entered into, but, upon their expected election to the board of directors of the Company and upon Mr. Baker's expected appointment as an executive officer of the Company, they may have conflicts of interest with respect to issues that arise under any continuing agreements and any other agreements with River City.


     The Bank Credit Agreement, the Existing Indentures and the Series C Preferred Stock provide (and the Debt Securities may provide) that transactions between the Company and its affiliates must be no less favorable to the Company than would be available in comparable transactions in arm's-length dealings with an unrelated third party. Moreover, the Existing Indentures provide (and the Debt Securities may provide) that any such transactions involving aggregate payments in excess of $1.0 million must be approved by a majority of the members of the board of directors of the Company and the Company's independent directors (or, in the event there is only one independent director, by such director), and, in the case of any such transactions involving aggregate payments in excess of $5.0 million, the Company is required to obtain an opinion as to the fairness of the transaction to the Company from a financial point of view issued by an investment banking or appraisal firm of national standing.

VOTING RIGHTS; CONTROL BY CONTROLLING STOCKHOLDERS; POTENTIAL ANTI-TAKEOVER EFFECT OF DISPROPORTIONATE VOTING RIGHTS

     The Company's Common Stock has been divided into two classes, each with different voting rights. The Class A Common Stock entitles a holder to one vote per share on all matters submitted to a vote of the stockholders, whereas the Class B Common Stock, 100% of which is beneficially owned by the Controlling Stockholders, entitles a holder to ten votes per share, except for "going private" and certain other transactions for which the holder is entitled to one vote per share. The Class A Common Stock, the Class B Common Stock and the Series B Convertible Preferred Stock vote together as a single class (except as otherwise may be required by Maryland law) on all matters submitted to a vote of stockholders, with each share of Series B Preferred Stock entitled to 3.64 votes on all such matters. Holders of Class B Common Stock may at any time convert their shares into the same number of shares of Class A Common Stock and holders of Series B Convertible Preferred Stock may at any time convert each share of Series B Convertible Preferred Stock into 3.64 Shares of Class A Common Stock.

     The Controlling Stockholders own in the aggregate over 60% of the outstanding voting capital stock (including the Series B Preferred Stock) of the Company and control over 90% of all voting rights associated with the Company's capital stock. As a result, any three of the Controlling Stockholders will be able to elect a majority of the members of the board of directors of Sinclair and, thus, will have the ability to maintain control over the operations and business of the Company.

     The Controlling Stockholders have entered into a stockholders' agreement (the "Stockholders' Agreement") pursuant to which they have agreed, for a period ending in 2005, to vote for each other as candidates for election to the board of directors. In addition, in connection with the River City Acquisition, the Controlling Stockholders and Barry Baker and Boston Ventures IV Limited Partnership and Boston Ventures IVA Limited Partnership (collectively, "Boston Ventures") have entered into a voting agreement (the "Voting Agreement") pursuant to which the Controlling Stockholders have agreed to vote in favor of certain specified matters including, but not limited to, the appointment of Mr. Baker and Mr. Coppedge (or another designee of Boston Ventures) to the Company's Board of Directors at such time as they are allowed to become directors pursuant to FCC rules. Mr. Baker and Boston Ventures, in turn, have agreed to vote in favor of the reappointment of each of the Controlling Stockholders to the Company's board of directors. The Voting Agreement will remain in effect with respect to Mr. Baker for as long as he is a director of the Company and will remain in effect with respect to Mr. Coppedge (or another designee of Boston Ventures) until the first to occur of (a) the later of (i) May 31, 2001 and (ii) the expiration of the initial five-year term of Mr. Baker's employment agreement and (b) such time as Boston Ventures no longer owns directly or indirectly through its interest in River City at least 721,115 shares of Class A Common Stock (including shares that may be obtained on conversion of the Series B Convertible Preferred Stock). See "Management--Employment Agreements" in Sinclair's Annual Report on Form 10-K (as amended) for the year ended December 31, 1996 (the "1996 10-K") incorporated herein by reference.

     The disproportionate voting rights of the Class B Common Stock relative to the Class A Common Stock and the Stockholders' Agreement and Voting Agreement may make the Company a less attractive target for a takeover than it otherwise might be or render more difficult or discourage a merger proposal, tender offer or other transaction involving an actual or potential change of control of the Company. In addition, the Company has the right to issue additional shares of preferred stock the terms of which could make it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company and accordingly may be used as an anti-takeover device.

DEPENDENCE UPON KEY PERSONNEL; EMPLOYMENT AGREEMENTS WITH KEY PERSONNEL

     The Company believes that its success will continue to be dependent upon its ability to attract and retain skilled managers and other personnel, including its present officers, regional directors and general managers. The loss of the services of any of the present officers, especially its President and Chief Executive Officer, David D. Smith, or Barry Baker, who is currently a consultant to the Company and is expected to become President and Chief Executive Officer of Sinclair Communications, Inc. (a wholly owned subsidiary of the Company that holds all of the broadcast operations of the Company, "SCI") and Executive Vice President and a director of the Company as soon as permissible under FCC rules, may have a material adverse effect on the operations of the Company. Each of the Controlling Stockholders has entered into an employment agreement with the Company, each of which terminates June 12, 1998, unless renewed for an additional one year period according to its terms, and Barry Baker has entered into an employment agreement that terminates in 2001. See "Management--Employment Agreements" in the 1996 10-K. The Company has key-man life insurance for Mr. Baker, but does not currently maintain key personnel life insurance on any of its executive officers.

     Mr. Baker cannot be appointed as an executive officer or director of the Company until such time as (i) either the Controlling Stockholders dispose of their attributable interests (as defined by applicable FCC rules) in a television station in the Indianapolis DMA or Mr. Baker no longer has an attributable interest in WTTV or WTTK in Indianapolis; and (ii) either the Company disposes of its attributable interest in WTTE in Columbus or Mr. Baker no longer has an attributable interest in WSYX in Columbus. There can be no assurance as to when or whether these events will occur. The failure of Mr. Baker to become a director and officer of the Company on or before August 31, 1997 may allow Mr. Baker to terminate his employment agreement. The Company has no reason to believe Mr. Baker will terminate his employment agreement in such event. If Mr. Baker's employment agreement is terminated under certain specified circumstances, Mr. Baker will have the right to purchase from the Company at fair market value either (i) the Company's broadcast operations in either the St. Louis market or the Asheville/Greenville/Spartanburg market or (ii) all of the Company's radio operations, either of which may also have a material adverse effect on the operations of the Company.

RECENT RAPID GROWTH; ABILITY TO MANAGE GROWTH; FUTURE ACCESS TO CAPITAL


     Since the beginning of 1992, the Company has experienced rapid and substantial growth primarily through acquisitions and the development of LMA arrangements. In 1996 and 1997, the Company completed the River City Acquisition and other acquisitions, which increased the number of television stations owned or provided programming services by the Company from 13 to 29 and increased the number of radio stations owned or provided programming or sales services from none to 27 radio stations. In addition, the Company has entered into an agreement to acquire four television and 24 radio stations in connection with the Heritage Acquisition. There can be no assurance that the Company will be able to continue to locate and complete acquisitions on the scale of the River City Acquisition, the Heritage Acquisition or in general. In addition, acquisitions in the television and radio industry have come under increased scrutiny from the Department of Justice and the Federal Trade Commission. See "Business of Sinclair--Federal Regulation of Television and Radio Broadcasting" in Sinclair's Form 8-K dated June 27, 1997, which is incorporated by reference herein. Accordingly, there is no assurance that the Company will be able to maintain its rate of growth or that the Company will continue to be able to integrate and successfully manage such expanded operations, including those to be acquired in the Heritage Acquisition. Inherent in any acquisitions are certain risks such as increasing leverage and debt service requirements and combining company cultures and facilities which could have a material adverse effect on the Company's operating results, particularly during the period immediately following such acquisitions. Additional debt or capital may be required in order to complete future acquisitions, and there can be no assurance the Company will be able to obtain such financing or raise the required capital.


DEPENDENCE  ON  ADVERTISING  REVENUES;  EFFECT  OF  LOCAL, REGIONAL AND NATIONAL
   ECONOMIC CONDITIONS

     The Company's operating results are primarily dependent on advertising revenues which, in turn, depend on national and local economic conditions, the relative popularity of the Company's programming, the demographic characteristics of the Company's markets, the activities of competitors and other factors which are outside the Company's control. Both the television and radio industries are cyclical in nature, and the Company's revenues could be adversely affected by a future local, regional or national recessionary environment.

RELIANCE ON TELEVISION PROGRAMMING

     One of the Company's most significant operating cost components is television programming. There can be no assurance that the Company will not be exposed in the future to increased programming costs which may materially adversely affect the Company's operating results. Acquisitions of program rights are usually made two or three years in advance and may require multi-year commitments, making it difficult to accurately predict how a program will perform. In some instances, programs must be replaced before their costs have been fully amortized, resulting in write-offs that increase station operating costs.


CERTAIN NETWORK AFFILIATION AGREEMENTS


     All but one of the television stations owned or provided programming services by the Company are affiliated with a network. Under the affiliation agreements, the networks possess, under certain circumstances, the right to terminate the agreement on prior written notice generally ranging between 15 and 45 days, depending on the agreement. Ten of the stations currently owned or programmed by the Company are affiliated with Fox and 39.0% of the Company's revenue in 1996 on a pro forma basis (without giving effect to the Heritage Acquisition) was from Fox affiliated stations. WVTV, a station to which the Company provides programming services in Milwaukee, Wisconsin pursuant to an LMA, WTTO, a station owned by the Company in Birmingham, Alabama, and WDBB, a station to which the Company provides programming services in Tuscaloosa, Alabama pursuant to an LMA, each of which was previously affiliated with Fox, had their affiliation agreements with Fox terminated by Fox in December 1994, September 1996 and September 1996, respectively. WVTV and WTTO are now affiliates of The WB Television Network ("WB"). In addition, the Company has been notified by Fox of Fox's intention to terminate WLFL's affiliation with Fox in the Raleigh-Durham market and WTVZ's affiliation with Fox in the Norfolk market, effective August 31, 1998, and the Company has entered into an agreement with WB for those stations to become affiliated with WB at that time. On August 20, 1996, the Company entered into an agreement with Fox limiting Fox's rights to terminate the Company's affiliation agreements with Fox in other markets, but there can be no assurance that the Fox affiliation agreements will remain in place or that Fox will continue to provide programming to affiliates on the same basis that currently exists. See "Business of Sinclair--Television Broadcasting" in Sinclair's Form 8-K dated June 27, 1997, which is incorporated by reference herein. The Company's UPN affiliation agreements expire in January 1998. The non-renewal or termination of affiliations with Fox or any other network could have a material adverse effect on the Company's operations.

     Each of the affiliation agreements relating to television stations involved in the River City Acquisition (other than River City's ABC and Fox affiliates) is terminable by the network upon transfer of the License Assets of the stations. These stations are continuing to operate as network affiliates, but there can be no assurance that the affiliation agreements will be continued, or that they will be continued on terms favorable to the Company. If any affiliation agreements are terminated, the affected station could lose market share, may have difficulty obtaining alternative programming at an acceptable cost, and may otherwise be adversely affected.


     Twelve stations owned or programmed by the Company are affiliated with UPN, a network that began broadcasting in January 1995. Two stations owned or programmed by the Company are operated as affiliates with WB, a network that began broadcasting in January 1995, and, pursuant to an agreement between the Company and WB, certain of the Company's stations affiliated with UPN will become affiliated with WB when their current affiliations expire in January 1998. There can be no assurance as to the future success of UPN or WB programming or as to the continued operation of the UPN or WB networks. In connection with the change of affiliation of certain of the Company's stations from UPN to WB, UPN has filed an action in Los Angeles Superior Court against the Company, seeking declaratory relief and specific performance or, in the alternative, unspecified damages and alleging that neither the Company nor its affiliates provided proper notice of their intention not to extend the current UPN affiliations beyond January 15, 1998. Certain subsidiaries of the Company have filed an action in the Circuit Court for Baltimore City seeking declaratory relief that their notice was effective to terminate the affiliations on January 15, 1998. There can be no assurance that the Company and its subsidiaries will prevail in these proceedings or that the outcome of these proceedings, if adverse to the Company and its subsidiaries, will not have a material adverse effect on the Company.

COMPETITION

     The television and radio industries are highly competitive. Some of the stations and other businesses with which the Company's stations compete are subsidiaries of large, national or regional companies that may have greater resources than the Company. Technological innovation and the resulting proliferation of programming alternatives, such as cable television, wireless cable, in home satellite-to-home distribution services, pay-per-view and home video and entertainment systems have fractionalized television viewing audiences and have subjected free over-the-air television broadcast stations to new types of competition. The radio broadcasting industry is also subject to competition from new media technologies that are being developed or introduced, such as the delivery of audio programming by cable television systems and by digital audio broadcasting ("DAB"). In April 1997, the FCC awarded two licenses for DAB. DAB may provide a medium for the delivery by satellite or terrestrial means of multiple new audio programming formats to local and national audiences.

     The Company's stations face strong competition for market share and advertising revenues in their respective markets from other local free over-the-air radio and television broadcast stations, cable television and over-the-air wireless cable television as well as newspapers, periodicals and other entertainment media. Some competitors are part of larger companies with greater resources than the Company. In addition, the FCC has adopted rules which permit telephone companies to provide video services to homes on a common-carrier basis without owning or controlling the product being distributed, and proposed legislation could relax or repeal the telephone-cable cross-ownership prohibition for all systems. See "Business of Sinclair--Competition" in Sinclair's Form 8-K dated June 27, 1997, which is incorporated by reference herein.

     In February 1996, the Telecommunications Act of 1996 (the "1996 Act") was adopted by the Congress of the United States and signed into law by President Clinton. The 1996 Act contains a number of sweeping reforms that are having an impact on broadcasters, including the Company. While creating substantial opportunities for the Company, the increased regulatory flexibility imposed by the 1996 Act and the removal of previous station ownership limitations have sharply increased the competition for and prices of stations. The 1996 Act also frees telephone companies, cable companies and others from some of the restrictions which have previously precluded them from involvement in the provision of video services. The 1996 Act may also have other effects on the competition the Company faces, either in individual markets or in making acquisitions.


IMPACT OF NEW TECHNOLOGIES

     The FCC has taken a number of steps to implement digital television ("DTV") broadcasting service in the United States. In December 1996, the FCC adopted a DTV broadcast standard and, in April 1997, made decisions in several pending rulemaking proceedings that establish service rules and a plan for implementing DTV. The FCC adopted a DTV Table of Allotments that provides all authorized television stations with a second channel on which to broadcast a DTV signal. The FCC has attempted to provide DTV coverage areas that are comparable to stations' existing service areas. The FCC has ruled that television broadcast licensees may use their digital channels for a wide variety of services such as high-definition television, multiple standard definition television programming, audio, data, and other types of communications, subject to the requirement that each broadcaster provide at least one free video channel equal in quality to the current technical standard.

     Initially, DTV channels will be located in the range of channels from channel 2 through channel 51. The FCC is requiring that affiliates of ABC, CBS, Fox and NBC in the top 10 television markets begin digital broadcasting by May 1, 1999 (the stations affiliated with these networks in the top 10 markets have voluntarily committed to begin digital broadcasting within 18 months), and that affiliates of these networks in markets 11 through 30 begin digital broadcasting by November 1999. The FCC's plan calls for the DTV transition period to end in the year 2006, at which time the FCC expects that (i) DTV channels will be clustered either in the range of channels 2 through 46 or channels 7 through 51; and (ii) television broadcasters will have ceased broadcasting on their non-digital channels, allowing that spectrum to be recovered by the government for other uses. Under the Balanced Budget Act recently signed into law by President Clinton, however, the FCC is authorized to extend the December 31, 2006 deadline for reclamation of a television station's non-digital channel if, in any given case: (a) one or more television stations affiliated with one of the four major networks in a market are not broadcasting digitally and the FCC determines that the station(s) has
(have) "exercised due diligence" in attempting to convert to digital broadcasting; (b) less than 85% of the television households in the station's market subscribe to a multichannel video service (cable, wireless cable or DBS) that carries at least one digital channel from each of the local stations in that market; or (c) less than 85% of the television households in the station's market can receive digital signals off the air using either a set-top converted box for an analog television set or a new digital television set. The Balanced Budget Act also directs the FCC to auction the non-digital channels by September 30, 2002 even though they are not to be reclaimed by the government until at least December 31, 2006. The FCC has stated that it will open a separate proceeding to consider the recovery of television channels 60 through 69 and how those frequencies will be used after they are eventually recovered from television broadcasters. Additionally, the FCC will open a separate proceeding to consider to what extent the cable must-carry requirements will apply to DTV signals.

     Implementation of digital television will improve the technical quality of television signals received by viewers. Under certain circumstances, however, conversion to digital operation may reduce a station's geographic coverage area or result in some increased interference. The FCC's DTV allotment plan may also result in UHF stations having considerably less signal power within their service areas than present VHF stations that move to DTV channels. The Company has filed with the FCC a petition for reconsideration of the FCC's DTV allotment plan because of its concerns with respect to the relative DTV signal powers of VHF/UHF and UHF/UHF stations. Implementation of digital television will also impose substantial additional costs on television stations because of the need to replace equipment and because some stations will need to operate at higher utility costs. The FCC is also considering imposing new public interest requirements on television licensees in exchange for their receipt of DTV channels. The Company cannot predict what future actions the FCC might take with respect to DTV, nor can it predict the effect of the FCC's present DTV implementation plan or such future actions on the Company's business.

     Further advances in technology may also increase competition for household audiences and advertisers. The video compression techniques now under development for use with current cable television channels or direct broadcast satellites which do not carry local television signals (some of which commenced operation in 1994) are expected to reduce the bandwidth which is required for television signal transmission. These compression techniques, as well as other technological developments, are applicable to all video delivery systems, including over-the-air broadcasting, and have the potential to provide vastly expanded programming to highly targeted audiences. Reduction in the cost of creating additional channel capacity could lower entry barriers for new channels and encourage the development of increasingly specialized "niche" programming. This ability to reach a very defined audience may alter the competitive dynamics for advertising expenditures. The Company is unable to predict the effect that technological changes will have on the broadcast television industry or the future results of the Company's operations. See "Business of Sinclair--Competition" in Sinclair's Form 8-K dated June 27, 1997, which is incorporated by reference herein.

GOVERNMENTAL REGULATIONS; NECESSITY OF MAINTAINING FCC LICENSES

     The broadcasting industry is subject to regulation by the FCC pursuant to the Communications Act. Approval by the FCC is required for the issuance, renewal and assignment of station operating licenses and the transfer of control of station licensees. In particular, the Company's business will be dependent upon its continuing to hold broadcast licenses from the FCC. While in the vast majority of cases such licenses are renewed by the FCC, there can be no assurance that the Company's licenses or the licenses owned by the owner-operators of the stations with which the Company has LMAs will be renewed at their expiration dates. A number of federal rules governing broadcasting have changed significantly in recent years and additional changes may occur, particularly with respect to the rules governing digital television, multiple ownership and attribution. The Company cannot predict the effect that these regulatory changes may ultimately have on the Company's operations. Additional information regarding governmental regulation is set forth under "Business of Sinclair--Federal Regulation of Television and Radio Broadcasting" in Sinclair's Form 8-K dated June 27, 1997, which is incorporated by reference herein.

MULTIPLE OWNERSHIP RULES AND EFFECT ON LMAS

     On a national level, FCC rules and regulations generally prevent an entity or individual from having an attributable interest in television stations that reach in excess of 35% of all U.S. television households (for purposes of this calculation, UHF stations are credited with only 50% of the television households in their markets). The Company currently reaches approximately 9% of U.S. television households using the FCC's method of calculation. On a local level, the "duopoly" rules prohibit attributable interests in two or more television stations with overlapping service areas. There are no national limits on ownership of radio stations, but on a local level no entity or individual can have an attributable interest in more than five to eight stations (depending on the total number of stations in the market), with no more than three to five stations (depending on the total allowed) broadcasting in the same band (AM or FM). There are limitations on the extent to which radio programming can be simulcast through LMA arrangements, and LMA arrangements in radio are counted in determining the number of stations that a single entity may control. FCC rules also impose limitations on the ownership of a television and radio station in the same market, though such cross-ownership is permitted on a limited basis in larger markets.

     The FCC generally applies its ownership limits to "attributable" interests held by an individual, corporation, partnership or other entity. In the case of corporations holding broadcast licenses, the interests of officers, directors and those who, directly or indirectly, have the right to vote 5% or more of the corporation's voting stock (or 10% or more of such stock in the case of insurance companies, certain regulated investment companies and bank trust departments that are passive investors) are generally deemed to be attributable, as are positions as an officer or director of a corporate parent of a broadcast licensee. The FCC has proposed changes to these attribution rules. See "Business of Sinclair--Federal Regulation of Television and Radio Broadcasting" in Sinclair's Form 8-K dated June 27, 1997, which is incorporated by reference herein.


     The FCC has initiated rulemaking proceedings to consider proposals to modify its television ownership restrictions, including ones that may permit the ownership, in some circumstances, of two television stations with overlapping service areas. The FCC is also considering in these proceedings whether to adopt restrictions on television LMAs. The "duopoly" rules currently prevent the Company from acquiring the FCC licenses of television stations with which it has LMAs in those markets where the Company owns a television station. In addition, if the FCC were to decide that the provider of programming services under an LMA should be treated as the owner of the television station and if it did not relax the duopoly rules, or if the FCC were to adopt restrictions on LMAs without grandfathering existing arrangements, the Company could be required to modify or terminate certain of its LMAs. In such an event, the Company could be required to pay termination penalties under certain of its LMAs. The 1996 Act provides that nothing therein "shall be construed to prohibit the origination, continuation, or renewal of any television local marketing agreement that is in compliance with the regulations of the [FCC]." The legislative history of the 1996 Act reflects that this provision was intended to grandfather television LMAs that were in existence upon enactment of the 1996 Act, and to allow television LMAs consistent with the FCC's rules subsequent to enactment of the 1996 Act. In its pending rulemaking proceeding regarding the television duopoly rule, the FCC has proposed to adopt a grandfathering policy providing that, in the event that television LMAs become attributable interests, LMAs that are in compliance with existing FCC rules and policies and were entered into before November 5, 1996, would be permitted to continue in force until the original term of the LMA expires. Under the FCC's proposal, television LMAs that are entered into or renewed after November 5, 1996 would have to be terminated if LMAs are made attributable interests and the LMA in question resulted in a violation of the television multiple ownership rules. All of the Company's LMAs were entered into prior to November 5, 1996, but one was entered into after enactment of the 1996 Act. See "Business of Sinclair--Federal Regulation of Television and Radio Broadcasting" in Sinclair's Form 8-K dated June 27, 1997, which is incorporated by reference herein. The LMA entered into after enactment of the 1996 Act has a term expiring May 31, 2006. Further, if the FCC were to find that the owners/licensees of the stations with which the Company has LMAs failed to maintain control over their operations as required by FCC rules and policies, the licensee of the LMA station and/or the Company could be fined or could be set for hearing, the outcome of which could be a fine or, under certain circumstances, loss of the applicable FCC license.

     A petition has been filed to deny the application to assign WTTV and WTTK in the Indianapolis DMA from River City to the Company. Although the petition to deny does not challenge the assign-ments of WTTV and WTTK to the Company, it alleges that station WIIB in the Indianapolis DMA should be deemed an attributable interest of the Controlling Stockholders (resulting in a violation of the FCC's local television ownership restrictions when coupled with the Company's acquisition of WTTV and WTTK) even though the Controlling Stockholders have agreed to transfer their voting stock in WIIB to a third party. The FCC, at the Company's request, has withheld action on the applications for the Company to acquire WTTV and WTTK, and for the Controlling Stockholders to transfer their voting stock in WIIB, pending the outcome of the FCC's rulemaking proceeding concerning the cross-interest policy. The petitioner has appealed deferral of actions on these applications.

     The Company is unable to predict (i) the ultimate outcome of possible changes to the FCC's LMA and multiple ownership rules or the resolution of the above-described petition to deny or (ii) the impact such factors may have upon the Company's broadcast operations. As a result of regulatory changes, the Company could be required to modify or terminate some or all of its LMAs, resulting in termination penalties and/or divestitures of broadcast properties. In addition, the Company's competitive position in certain markets could be materially adversely affected. Thus, no assurance can be given that the changes to the FCC rules or the resolution of this petition to deny will not have a material adverse effect upon the Company.


LMAS--RIGHTS OF PREEMPTION AND TERMINATION

     All of the Company's LMAs allow, in accordance with FCC rules, regulations and policies, preemptions of the Company's programming by the owner-operator and FCC licensee of each station with which the Company has an LMA. In addition, each LMA provides that under certain limited circumstances the arrangement may be terminated by the FCC licensee. Accordingly, the Company cannot be assured that it will be able to air all of the programming expected to be aired on those stations with which it has an LMA or that the Company will receive the anticipated advertising revenue from the sale of advertising spots in such programming. Although the Company believes that the terms and conditions of each of its LMAs should enable the Company to air its programming and utilize the programming and other non-broadcast license assets acquired for use on the LMA stations, there can be no assurance that early terminations of the arrangements or unanticipated preemptions of all or a significant portion of the programming by the owner-operator and FCC licensee of such stations will not occur. An early termination of one of the Company's LMAs, or repeated and material preemptions of programming thereunder, could adversely affect the Company's operations. In addition, the Company's LMAs expire on various dates from March 27, 2000 to May 31, 2006, unless extended or earlier terminated. There can be no assurance that the Company will be able to negotiate extensions of its arrangements on terms satisfactory to the Company.

     In certain of its LMAs, the Company has agreed to indemnify the FCC licensee against certain claims (including trademark and copyright infringement, libel or slander and claims relating to certain FCC proceedings or investigations) that may arise against the FCC licensee as a result of the arrangement.

NET LOSSES

     The Company experienced net losses of $7.9 million and $2.7 million during 1993 and 1994, respectively, net income of $76,000 in 1995 and net income of $1.1 million in 1996 (a net loss of $29.0 million in 1996 on a pro forma basis reflecting the 1996 Acquisitions, the issuance of the 1997 Notes and the Preferred Securities). The Company experienced a net loss of $5.8 million during the six months ended June 30, 1997. The losses include significant interest expense as well as substantial non-cash expenses such as depreciation, amortization and deferred compensation. Notwithstanding the slight net income in 1995 and 1996, the Company expects to experience net losses in the future, principally as a result of interest expense, amortization of programming and intangibles and depreciation.


FORWARD-LOOKING STATEMENTS

     This Prospectus (including the documents or portions thereof incorporated herein by reference and any Prospectus Supplement) contains forward-looking statements. In addition, when used in this Prospectus, the words "intends to," "believes," "anticipates," "expects" and similar expressions are in-
tended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the impact of changes in national and regional economies, successful integration of acquired television and radio stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, volatility in programming costs, the availability of suitable acquisitions on acceptable terms and the other risk factors set forth above and the matters set forth in this Prospectus generally. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.


                                USE OF PROCEEDS


     Unless otherwise indicated in the applicable Prospectus Supplement, the Company will use the net proceeds from the sale of the Securities for general corporate purposes including, without limitation, acquisitions and the repayment of outstanding indebtedness. Pursuant to the terms of the Bank Credit Agreement, all or a portion of the proceeds may be required to be used for reduction of indebtedness. Amounts repaid under the Bank Credit Agreement may be subsequently reborrowed. The Bank Credit Agreement matures on December 31, 2004 and the average interest rate thereunder as of July 31, 1997 was 6.75%. The Company will receive no proceeds from the sale of shares of Class A Common Stock by the Selling Stockholders.

          HISTORICAL AND PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES

     The Company's consolidated ratios of earnings to fixed charges for each of the periods indicated are set forth below:







                                                                                      SIX MONTHS
                                                                                          ENDED
                                                 YEAR ENDED DECEMBER 31,                JUNE 30,
                                        ------------------------------------------   --------------
                                        1992     1993     1994     1995     1996     1996     1997
                                        ------   ------   ------   ------   ------   ------   -----
Ratio of Earnings to Fixed Charges:
 Historical(a)  .....................   --       1.1x     --       1.3x     1.1x     --       --
 Pro Forma(b)(c)   ..................                                        --               --



----------

(a) Earnings were inadequate to cover fixed charges for the years ended December 31, 1992 and 1994, and for the six months ended June 30, 1996 and 1997. Additional earnings of $5,840, $3,387 and $9,922 would have been required to cover fixed charges in the years ended December 31, 1992 and 1994, and the six months ended June 30, 1996 and 1997, respectively.

(b) The pro forma information in this table reflects the pro forma effect of the completion of the issuance of the Preferred Securities and the 1997 Notes and the 1996 Acquisitions as if such transactions had occurred on January 1, 1996 with respect to the pro forma information for the year ended December 31, 1996 and as if such transactions had occurred on January 1, 1997 with respect to the pro forma information for the six months ended June 30, 1997.

(c) Earnings were inadequate to cover fixed charges for the pro forma year ended December 31, 1996 and pro forma six months ended June 30, 1997. Additional earnings of $42,088 and $12,148 would have been required to cover fixed charges for the pro forma year ended December 31, 1996 and pro forma six months ended June 30, 1997, respectively.

                              SELLING STOCKHOLDERS

     THE FOLLOWING TABLE SETS FORTH CERTAIN INFORMATION WITH RESPECT TO THE COMPANY'S VOTING SECURITIES BENeficially owned as of August 12, 1997 by the Selling Stockholders. The address of all persons in the table is 2000 W. 41st Street, Baltimore, Maryland 21211. Except as set forth below, each of the shares offered by the Selling Stockholders is currently held as a share of Class B Common Stock, and each of such shares will automatically be converted into a share of Class A Common Stock upon their transfer in connection with a sale pursuant to this Prospectus. The Selling Stockholders may sell up to an aggregate of 1,300,000 shares of Class A Common Stock from time to time in amounts specified in an accompanying Prospectus Supplement.







                                     SHARES OWNED AS OF AUGUST 12, 1997
                               ----------------------------------------------
                                       CLASS A               CLASS B          PERCENTAGE
                                   COMMON STOCK          COMMON STOCK (1)     OF VOTING
                               ---------------------  NUMBER      PERCENT OF   POWER OF
                                 NUMBER   PERCENT OF   OF          CLASS B       ALL
          NAMES OF                SHARES   SHARES       SHARES      SHARES     CAPITAL
    SELLING STOCKHOLDERS       -------- ------------ ----------- ------------   STOCK
------------------------------                       OF                       -----------
David D. Smith ............... 10,000         *      7,249,999      26.3%       25.3%
Frederick G. Smith (2)  ......  4,000         *      6,754,944      24.5%       23.5%
J. Duncan Smith (3)  .........     --        --      6,969,994      25.3%       24.3%
Robert E. Smith (4)  .........     --        --      6,601,644      23.9%       23.0%



 * Less than one percent.

(1) Holders of Class A Common Stock are entitled to one vote per share and holders of Class B Common Stock are entitled to ten votes per share expect for votes relating to "going private" and certain other transactions. Holders of both classes of Common Stock will vote together as a single class on all matters presented for a vote, except as otherwise may be required by Maryland law, and holders of Class B Common Stock may exchange their shares of Class B Common Stock into Class A Common Stock at any time.

(2) Includes 506,645 shares held in irrevocable  trusts established by Frederick
    G. Smith for the benefit of his children and as to which Mr. Smith has the power to acquire by substitution of trust property. Absent such substitution, Mr. Smith would have no power to vote or dispose of the shares.

(3) Includes 491,695 shares held in irrevocable trusts established by J. Duncan Smith for the benefit of his children and as to which Mr. Smith has the power to acquire by substitution of trust property. Absent such substitution, Mr. Smith would have no power to vote or dispose of the shares.

(4) Includes 959,745 shares held in irrevocable trusts established by Robert E. Smith for the benefit of his children and as to which Mr. Smith has the power to acquire by substitution of trust property. Absent such substitution, Mr. Smith would have no power to vote or dispose of the shares.

                        DESCRIPTION OF DEBT SECURITIES


     Debt Securities may be issued from time to time in one or more series under one or more indentures, each dated as of a date on or prior to the issuance of the Debt Securities to which it relates. Senior Debt Securities and Subordinated Debt Securities may be issued pursuant to separate indentures (respectively, a "Senior Indenture" and a "Subordinated Indenture"), in each case between the Company and a trustee (a "Trustee"), which may be the same Trustee, and in the form that will be filed as an exhibit to or incorporated by reference into the Registration Statement of which this Prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. The Senior Indenture and the Subordinated Indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "Indenture" and collectively as the "Indentures." Each Indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA").

     The statements made hereunder relating to the Debt Securities and the Indentures are summaries of the anticipated provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable Indenture, including the definitions therein of certain terms and those terms made part of such Indenture by reference to the TIA, as in effect on the date of such Indenture, and to such Debt Securities. Copies of the forms of the Indentures will be filed as exhibits to or incorporated by reference into the Registration Statement of which this Prospectus is a part. See "Available Information." Certain capitalized terms used below and not defined have the respective meanings assigned to them in the applicable Indenture.


GENERAL

     The Debt Securities will be unsecured obligations of the Company unless otherwise specified in the Prospectus Supplement. The Senior Debt Securities will rank on a parity with all other unsecured and unsubordinated obligations of the Company. The Subordinated Debt Securities will be subordinate and junior in right of payment to the extent and in the manner set forth in the Subordinated Indenture to all Senior Debt (as defined in the applicable Prospectus Supplement) of the Company, including any Senior Debt Securities. See "-- Subordination." The Company is a holding company which presently conducts its business through its subsidiaries. Most of the operating assets of the Company and its consolidated subsidiaries are owned by such subsidiaries and the Company relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, the Debt Securities will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Debt Securities should look only to the assets of the Company for payments on the Debt Securities unless the Debt Securities are guaranteed by the Company's subsidiaries as described in any Prospectus Supplement. The Debt Securities may be guaranteed by some or all of the Company's Subsidiaries, in which case such guarantees will, unless otherwise specified in the applicable Prospectus Supplement, rank pari passu in right of payment with all other unsecured senior obligations of such Subsidiaries with respect to guarantees of Senior Debt Securities, and rank Subordinate all Senior Debt and in right of payment to pari passu in right of payment to all Subordinated Debt securities with respect to guarantees of Subordinated Debt Securities. However, the guarantees will be effectively subordinated in right of payment to all secured Indebtedness of such Subsidiaries to the extent of the value of the assets securing such Indebtedness.

     The Indentures will not limit the aggregate amount of Debt Securities which may be issued thereunder. Except as otherwise provided in the applicable Prospectus Supplement, the Indentures, as they apply to any series of Debt Securities, do not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Indentures, any other indenture that the Company may enter into in the future or otherwise.

     Reference is made to the applicable Prospectus Supplement which will accompany this Prospectus for a description of the specific series of Debt Securities being offered thereby, including:

       (1) the title of such Debt Securities;

       (2)   any  limit  upon  the  aggregate  principal  amount  of  such  Debt
Securities;

       (3) the date or dates on which the principal of and premium, if any, on such Debt Securities will mature or the method of determining such date or dates;

       (4) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method of calculating such rate or rates;

       (5) the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined;

       (6) the date or dates on which interest, if any, will be payable and the record date or dates therefor;

       (7) the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable or at which Debt Securities may be surrendered for registration of transfer or exchange;

       (8) the period or periods within which, the price or prices at which, if other than in United States dollars, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at the option of the Company;

       (9) the obligation, if any, of the Company to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which, if other than in United States dollars, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, such Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

       (10) the denominations in which such Debt Securities are authorized to be issued;

       (11) the currency or currency unit in which such Debt Securities may be denominated and/or the currency or currencies (including currency unit or units) in which principal of, premium, if any, and interest, if any, on such Debt Securities will be payable and whether the Company or the holders of any such Debt Securities may elect to receive payments in respect of such Debt Securities in a currency or currency unit other than that in which such Debt Securities are stated to be payable;

       (12) if the amount of principal of, or any premium or interest on, such Debt Securities may be determined with reference to an index or pursuant to a formula or other method, the manner in which such amounts will be determined;

       (13) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities which will be payable upon declaration of the acceleration of the maturity thereof or the method by which such portion shall be determined;

       (14) provisions, if any, granting special rights to the holders of such Debt Securities upon the occurrence of such events as may be specified;

       (15) any addition to, or modification or deletion of, any Event of Default or any covenant of the Company specified in the Indenture with respect to such Debt Securities;

       (16) the circumstances under which the Company will pay additional amounts on such Debt Securities held by non-U.S. persons in respect of taxes, assessments or similar charges;

       (17) whether such Debt Securities will be issued in registered or bearer form or both;

       (18) the application, if any, of such means of defeasance or covenant defeasance as may be specified for such Debt Securities;

       (19) whether such Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary or its nominee, if any, for such global security or securities and the circumstances under which beneficial owners of interests in the global security may exchange such interests for certificated Debt Securities to be registered in the names of or to be held by such beneficial owners or their nominees;

       (20) in the case of the Subordinated Indenture, the relative degree to which Debt Securities of the series offered shall be senior to or be subordinated to other series of such Debt Securities, and to other indebtedness of the Company, in right of payment, whether such other series of Debt Securities and other indebtedness are outstanding or not;

       (21) whether such Debt Securities are guaranteed and, if so, the identity of the Guarantors and the terms of such guarantees (including whether and the extent to which the guarantees are subordinated to the other indebtedness of the guarantors);

       (22) the terms, if any, upon which the Company may be able to redeem such Debt Securities prior to their maturity including the dates on which such redemptions may be made and the price at which such redemptions may be made;

       (23) the terms, if any, upon which such Debt Securities may be converted or exchanged into or for Common Stock, Preferred Stock or other securities or property of the Company;

       (24) any restrictions on the registration, transfer or exchange of such Debt Securities; and

       (25) any other terms not inconsistent with the terms of the Indentures pertaining to such Debt Securities.

     Unless otherwise provided in the applicable Prospectus Supplement, the Debt Securities will not be listed on any securities exchange.

     The number of shares of Common Stock or Preferred Stock that will be issuable upon the conversion or exchange of any Debt Securities issued with conversion or exchange provisions will be adjusted to prevent dilution resulting from stock splits, stock dividends or similar or other transactions, and the nature and amount of the securities, assets or other property to be received upon the conversion or exchange of such Debt Securities will be changed as necessary in the event of any consolidation, merger, combination or similar transaction. The specific provisions will be set forth in the applicable Prospectus Supplement.

     Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities in registered form will be issued in denominations of U.S. $1,000 or any integral multiples of U.S. $1,000, and Debt Securities in bearer form will be issued in denominations of U.S. $5,000 or any integral multiples of U.S. $5,000. Where Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and material U.S. federal income tax considerations, applicable to any such Debt Securities and to payments in respect of and transfers and exchanges of such Debt Securities will be described in the applicable Prospectus Supplement. Debt Securities in bearer form will be transferable by delivery.

     Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Material U.S. federal income tax consequences and special considerations applicable to any such Debt Securities will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the Debt Securities is payable in one or more foreign currencies or currency units or if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, the restrictions, elections, material U.S. federal income tax considerations and other information with respect to such issue of Debt Securities and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

     If any index is used to determine the amount of payments of principal of, premium, if any, or interest, if any, on any series of Debt Securities, material U.S. federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

     The general provisions of the Indentures will not afford holders of the Debt Securities protection in the event of a highly leveraged transaction, restructuring, change in control, merger or similar transaction involving the Company that may adversely affect holders of the Debt Securities.

PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE

     Unless otherwise provided in the applicable Prospectus Supplement, payments in respect of the Debt Securities will be made in the designated currency at such office or agency of the Company maintained for that purpose as the Company may designate from time to time, except that, at the option of the Company, interest payments, if any, on Debt Securities in registered form may be made (i) by checks mailed to the holders of Debt Securities entitled thereto at their registered addresses or (ii) by wire transfer to an account maintained by the holders of the Debt Securities entitled thereto as specified in the register for the applicable Debt Securities (the "Register"). Each payment in respect of the Debt Securities shall be considered to have been made on the date such payment is due if there shall have been sent to the Trustee or paying agent by wire transfer (received by no later than the business day following such due date), or the Trustee or paying agent otherwise holds, on such due date sufficient funds to make such payment. Unless otherwise indicated in an applicable Prospectus Supplement, scheduled payments of any installment of interest on Debt Securities in registered form will be made to the person in whose name such Debt Security is registered at the close of business on the regular record date for such interest.

     Payment in respect of Debt Securities in bearer form will be made in the currency and in the manner designated in the Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as the Company may appoint from time to time. The paying agents outside the United States, if any, initially appointed by the Company for a series of Debt Securities will be named in the Prospectus Supplement. Unless otherwise provided in the applicable Prospectus Supplement, the Company may at any time designate additional paying agents or rescind the designation of any paying agents, except that, if Debt Securities of a series are issuable in registered form, the Company will be required to maintain at least one paying agent in each place of payment for such series and if Debt Securities of a series are issuable in bearer form, the Company will be required to maintain at least one paying agent in a place of payment outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment.

     Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities in registered form will be transferable or exchangeable at the agency of the Company maintained for such purpose as designated by the Company from time to time. Debt Securities may be transferred or exchanged without service charge, although the Company may require a holder to pay any tax or other governmental charge imposed in connection therewith.


GLOBAL DEBT SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more fully registered global securities (a "Registered Global Security"). Each Registered Global Security will be registered in the name of a depositary (the "Depositary") or a nominee for the Depositary identified in the applicable Prospectus Supplement, will be deposited with such Depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof and any such other matters as may be provided for pursuant to the applicable Indenture. In such a case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a Registered Global Security may not be transferred or exchanged except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary, or except in the circumstances described in the applicable Prospectus Supplement.

     The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the applicable Prospectus Supplement.

     Upon the issuance of any Registered Global Security, and the deposit of such Registered Global Security with or on behalf of the Depositary for such Registered Global Security, the Depositary will credit on its book-entry registration and transfer system the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of institutions ("Participants") that have accounts with the Depositary. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Registered Global Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in a Registered Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Registered Global Security or by its nominee. Ownership of beneficial interests in such Registered Global Security by persons who hold through Participants will be shown on, and the transfer of such beneficial interests within such Participants will be effected only through, records maintained by such Participants.

     So long as the Depositary for a Registered Global Security, or its nominee, is the owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Security represented by such Registered Global Security for all purposes under each Indenture. Accordingly, each person owning a beneficial interest in such Registered Global Security must rely on the procedures of the Depositary and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder under such Indenture. The Company understands that under existing industry practices, if it requests any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to give or take any instruction or action which a holder is entitled to give or take under the Indenture, the Depositary would authorize the Participants holding the relevant beneficial interests to give or take such instruction or action, and such Participants would authorize beneficial owners owning through such Participants to give or take such instruction or action or would otherwise act upon the instructions of beneficial owners holding through them.

     Unless otherwise provided in the Prospectus Supplement, payments with respect to principal, premium, if any, and interest, if any, on the Debt Securities represented by a Registered Global Security registered in the name of the Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. The Company expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal or interest in respect of such Registered Global Security, will credit immediately Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the Registered Global Security as shown on the records of the Depositary. The Company also expects that payments by Participants to owners of beneficial interests in such Registered Global Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities in bearer form held for the accounts of customers or registered in "street name," and will be the responsibility of such Participants. None of the Company, the respective Trustees or any agent of the Company or the respective Trustees shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any Registered Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     Unless otherwise provided in the applicable Prospectus Supplement, if the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as depositary of such Registered Global Security and a successor depositary is not appointed by the Company within 90 days, the Company will issue Debt Securities in certificated form in exchange for such Registered Global Security. In addition, the Company in its sole discretion may at any time determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in certificated form in exchange for all of the Registered Global Securities representing such series of Debt Securities. The Debt Securities of a series may also be issued in whole or in part in the form of one or more bearer global securities (a "Bearer Global Security") that will be deposited with a depositary, or with a nominee for such depositary, identified in the applicable Prospectus Supplement. Any such Bearer Global Securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of Debt Securities to be represented by one or more Bearer Global Securities will be described in the applicable Prospectus Supplement.


CERTAIN COVENANTS

     The applicable Prospectus Supplement will describe any material covenants in respect of any series of Debt Securities.


CONSOLIDATION, MERGER, SALE OF ASSETS

     UNLESS OTHERWISE PROVIDED IN THE APPLICABLE PROSPECTUS SUPPLEMENT, EACH INDENTURE WILL PROVIDE THAT the Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any person or group of affiliated persons, or permit any of its Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis to any other person or group of affiliated persons, unless at the time and after giving effect thereto:
(i) either (1) the Company shall be the continuing corporation or (2) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis (the "Surviving Entity") shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such person assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the applicable Debt Securities and the Indenture, and the Indenture shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the consolidated net worth (as defined in the applicable Indenture) of the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) is equal to or greater than the consolidated net worth of the Company immediately prior to such transaction;
(iv) immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur $1.00 of additional indebtedness under any applicable provisions of the Indenture limiting incurrence of indebtedness; (v) each Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its guarantee shall apply to such person's obligations under the Indenture and the Debt Securities;
(vi) if any of the property or assets of the Company or any of its Subsidiaries would thereupon become subject to any lien, any provisions of the Indenture limiting liens are complied with; and (vii) the Company or the Surviving Entity shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, lease or other transaction and the supplemental indenture in respect thereto comply with the provisions of the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

     Unless otherwise provided in the applicable Prospectus Supplement, each Indenture will provide that any Guarantor will not, and the Company will not permit any such Guarantor to, in a single transaction or series of related transactions merge or consolidate with or into any other corporation (other than the Company or any other Guarantor) or other entity, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a consolidated basis to any entity (other than the Company or any other Guarantor) unless at the time and after giving effect thereto: (i) either (1) such Guarantor shall be the continuing corporation or
(2) the entity (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged or the entity which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of such Guarantor shall be a corporation duly organized and validly existing under the laws of the United

States, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture, executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under the Debt Securities and the Indenture; (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iii) such Guarantor shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with the Indenture, and thereafter all obligations of the predecessor shall terminate.


EVENTS OF DEFAULT

     Unless otherwise provided in the applicable Prospectus Supplement, each Indenture will provide that an Event of Default with respect to the Debt Securities of a particular series will occur under the Indenture if:

       (i) there shall be a default in the payment of any interest on any Debt Security of that series when it becomes due and payable, and such default shall continue for a period of 30 days;

       (ii) there shall be a default in the payment of the principal of (or premium, if any, on) any Debt Security of that series at its maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

       (iii) (a) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under the Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (i) or (ii) or in clause
   (b) of this clause (iii)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of the series; or (b) there shall be a default in the performance or breach of the provisions described in "-- Consolidation, Merger, Sale of Assets;"


       (iv) one or more defaults shall have occurred under any agreements, indentures or instruments under which the Company, any Guarantor or certain subsidiaries specified in the Indenture (a "Restricted Subsidiary") then has outstanding indebtedness in excess of an amount specified in the applicable Prospectus Supplement in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;


       (v) any Guarantee shall for any reason cease to be, or be asserted in writing by any Guarantor or the Company not to be, in full force and effect, enforceable in accordance with its terms, except to the extent contemplated by the Indenture and any such guarantee;


       (vi) one or more judgments, orders or decrees for the payment of money in excess of an amount specified in the applicable Prospectus Supplement, either individually or in the aggregate (net of amounts covered by insurance, bond, surety or similar instrument) shall be entered against the Company, any Guarantor or any Restricted Subsidiary or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;


       (vii) any holder or holders of at least an amount specified in the applicable Prospectus Supplement in aggregate principal amount of indebtedness of the Company, any Guarantor or any Restricted Subsidiary after a default under such indebtedness shall notify the Trustee of the intended sale or disposition of any assets of the Company, any Guarantor or any Restricted Subsidiary that have been pledged to or for the benefit of such holder or holders to secure such indebtedness or shall commence proceedings, or take any action (including by way of set-off), to retain in satisfac-tion of such indebtedness or to collect on, seize, dispose of or apply in satisfaction of indebtedness, assets of the Company or any Restricted Subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements);

       (viii) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company, any Guarantor or any Restricted Subsidiary in an involuntary case or proceeding under any applicable bankruptcy law or (b) a decree or order adjudging the Company, any Guarantor or any Restricted Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, any Guarantor or any Restricted Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, any Guarantor or any Restricted Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

       (ix) (a) the Company, any Guarantor or any Restricted Subsidiary commences a voluntary case or proceeding under any applicable bankruptcy law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) the Company, any Guarantor or any Restricted Subsidiary consents to the entry of a decree or order for relief in respect of the Company, any Guarantor or such Restricted Subsidiary in an involuntary case or proceeding under any applicable bankruptcy law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) the Company, any Guarantor or any Restricted Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (d) the Company, any Guarantor or any Restricted Subsidiary (x) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, any Guarantor or such Restricted Subsidiary or of any substantial part of their respective property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or (e) the Company, any Guarantor or any Restricted Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (ix).

     Unless otherwise provided in the applicable Prospectus Supplement, each Indenture will provide that if an Event of Default (other than as specified in clauses (viii) and (ix) of the prior paragraph) shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities of the applicable series outstanding may, and the Trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on, all the Debt Securities of the applicable series to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by the holders of the Debt Securities of the applicable series); provided that so long as the Bank Credit Agreement is in effect, such declaration shall not become effective until the earlier of (a) five business days after receipt of such notice of acceleration from the holders or the Trustee by the agent under the Bank Credit Agreement or (b) acceleration of the indebtedness under the Bank Credit Agreement. Thereupon the Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of the applicable Debt Securities by appropriate judicial proceeding. If an Event of Default specified in clause (viii) or (ix) of the prior paragraph occurs and is continuing, then all the Debt Securities of the applicable series shall ipso facto become and be immediately due and payable, in an amount equal to the principal amount of the Debt Securities of the applicable series, together with accrued and unpaid interest, if any, to the date the Debt Securities become due and payable, without any declaration or other act on the part of the Trustee or any holder. The Trustee or, if notice of acceleration is given by the holders of the Debt Securities of the applicable series, the holders of the Debt Securities of the applicable series shall give notice to the agent under the Bank Credit Agreement of such acceleration.

     Unless otherwise provided in the applicable Prospectus Supplement each Indenture will provide after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the Debt

Securities of the applicable series, by written notice to the Company and the Trustee, may rescind and annul such declaration if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Debt Securities of the applicable series, (iii) the principal of and premium, if any, on any Debt Securities of the applicable series which have become due otherwise than by such declaration of acceleration and interest thereon at a rate borne by the Debt Securities and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Debt Securities; and (b) all Events of Default, other than the non-payment of principal of the Debt Securities which have become due solely by such declaration of acceleration, have been cured or waived.

     Unless specified otherwise in the applicable Prospectus Supplement each Indenture will provide that the holders of not less than a majority in aggregate principal amount of the Debt Securities of the applicable series outstanding may on behalf of the holders of all the Debt Securities of the applicable series waive any past default under the Indenture and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any Debt Security, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Debt Security outstanding.

     Unless specified otherwise in the applicable Prospectus Supplement each Indenture will provide that the Company is also required to notify the Trustee within five business days of the occurrence of any Default. The Company is required to deliver to the Trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any default has occurred. The Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of the Debt Securities unless such holders offer to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby.

     The Trust Indenture Act contains limitations on the rights of the Trustee, should it become a creditor of the Company or any Guarantor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

     Reference is made to the Prospectus Supplement relating to each series of Debt Securities that are Original Issue Discount Securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.


MODIFICATIONS AND AMENDMENTS

     Unless otherwise specified in the applicable Prospectus Supplement, modifications and amendments of the Indenture may be made by the Company, any Guarantor and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of all series affected by the modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Debt Security of all series affected by the modification or amendment affected thereby: (i) change the stated maturity of the principal of, or any installment of interest on, any Debt Security or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Debt Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the stated maturity thereof (or in the case of redemption, on or after the redemption date); (ii) reduce the percentage in principal amount of outstanding Debt Securities of a series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or compliance with certain provisions of the Indenture or certain defaults or with respect to any Guarantee; (iii) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Debt Securities required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Debt Security affected thereby; (iv) except as otherwise permitted under "-- Consolidation, Merger, Sale of Assets," consent to the assignment or transfer by the Company or any Guarantor of any of its rights and obligations under the Indenture; or (v) amend or modify any provisions of the Indenture relating to the subordination of the Debt Security or any guarantee in any manner adverse to the holders of the Debt Securities or any guarantee.

     The holders of a majority in aggregate principal amount of the Debt Securities of a series may waive compliance with certain restrictive covenants and provisions of the Indenture with respect to that series.


SUBORDINATION

     Unless otherwise provided in the applicable Prospectus Supplement, the payment of principal of, premium on, if any, and interest on any Subordinated Debt Securities will be subordinated in right of payment, as set forth in the applicable Subordinated Indenture, to the prior payment in full of all Senior Debt (as defined in the applicable Prospectus Supplement), whether outstanding on the date of the Subordinated Indenture or thereafter incurred.

     During the continuance of any default in the payment of any Designated Senior Debt (as such term is defined in the applicable Prospectus Supplement) no payment (other than payments previously made pursuant to the provisions described under "-- Defeasance or Covenant Defeasance of Indenture") or distribution of any assets of the Company of any kind or character (excluding certain permitted equity interests or subordinated securities) shall be made on account of the principal of, premium, if any, or interest on, the Subordinated Debt Securites or on account of the purchase, redemption, defeasance or other acquisition of, the Subordinated Debt Securities unless and until such default has been cured, waived or has ceased to exist or such Designated Senior Debt (as such term is defined in the applicable Prospectus Supplement) shall have been discharged or paid in full in cash or cash equivalents or in any other form as acceptable to the holders of Senior Debt.

     During the continuance of any non-payment default with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated (a "Non-payment Default") and after the receipt by the Trustee from a representative of the holder of any Designated Senior Debt of a written notice of such default, no payment (other than payments previously made pursuant to the provisions described under "-- Defeasance or Covenant Defeasance of Indenture") or distribution of any assets of the Company of any kind or character (excluding certain permitted equity or subordinated securities) may be made by the Company on account of the principal of, premium, if any, or interest on, the Subordinated Debt Securities or on account of the purchase, redemption, defeasance or other acquisition of, the Subordinated Debt Securities for the period specified below (the "Payment Blockage Period").

     The Payment Blockage Period shall commence upon the receipt of notice of the Non-payment Default by the Trustee and the Company from a representative of the holder of any Designated Senior Debt and shall end on the earliest of (i) the first date on which more than 179 days shall have elapsed since the receipt of such written notice (provided such Designated Senior Debt as to which notice was given shall not theretofore have been accelerated), (ii) the date on which such Non-payment Default (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) are cured, waived or ceased to exist or on which such Designated Senior Debt is discharged or paid in full in cash or cash equivalents or in any other form as acceptable to the holders of Designated Senior Debt or (iii) the date on which such Payment Blockage Period (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is intiated) shall have been terminated by written notice to the Company or the Trustee from the representatives of holders of Designated Senior Debt initiating such Payment Blockage Period, after which, in the case of clauses (i), (ii) and (iii), the Company shall promptly resume making any and all required payments in respect of the Subordinated Debt Securities, including any missed payments. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Company or the Trustee of the notice initiating such Payment Blockage Period (such 179-day period referred to as the "Initial Period"). Any number of notices of Non-payment Defaults may be given during the Initial Period; provided that during any 365-day consecutive period only one Payment Blockage Period during which payment of principal of, or interest on, the Subordinated Debt Securities may not be made may commence and the duration of the Payment Blockage Period may not exceed 179 days. No Non-payment Default with respect to Designated Senior Debt which existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days.

     If the Company fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Subordinated Debt Securities to accelerate the maturity thereof. See "-- Events of Default."

     Unless otherwise provided in the applicable Prospectus Supplement, each Indenture will provide that in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or its assets, or any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Company, all Senior Debt must be paid in full in cash or cash equivalents or in any other manner acceptable to the holders of Senior Debt, or provision made for such payment, before any payment or distribution (excluding distributions of certain permitted equity or subordinated securities) is made on account of the principal of, premium, if any, or interest on the Subordinated Debt Securities.

     By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are holders of Senior Debt may recover more, ratably, than the holders of the Subordinated Debt Securities, and funds which would be otherwise payable to the holders of the Subordinated Debt Securities will be paid to the holders of the Senior Debt to the extent necessary to pay the Senior Debt in full in cash or cash equivalents or in any other manner acceptable to the holders of Senior Debt, and the Company may be unable to meet its obligations fully with respect to the Subordinated Debt Securities.

     To the extent provided in the applicable Prospectus Supplement, any Guarantee of a Guarantor will be an unsecured senior subordinated obligation of such Guarantor, ranking pari passu with, or senior in right of payment to, all other existing and future indebtedness of such Guarantor that is expressly subordinated to Guarantor Senior Debt (as defined in the applicable Indenture). To the extent provided in the applicable Prospectus Supplement, indebtedness evidenced by the guarantees will be subordinated to Guarantor Senior Debt to the same extent as the Subordinated Debt Securities are subordinated to Senior Debt and during any period when payment on the Subordinated Debt Securities is blocked by Designated Senior Debt, payment on the guarantees will be similarly blocked.


DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

     Unless otherwise provided in the applicable Prospectus Supplement, each Indenture will provide that the Company may, at its option, at any time, elect to have the obligations of the Company, each of the Guarantors (if any) and any other obligor upon the Debt Securities discharged with respect to the outstanding Debt Securities of an applicable series ("defeasance"). Such defeasance means that the Company, each of the Guarantors (if any) and any other obligor under the Indenture shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Debt Securities of such series, except for (i) the rights of holders of outstanding Debt Securities to receive payments in respect of the principal of, premium, if any, and interest on such Debt Securities when such payments are due, (ii) the Company's obligations with respect to the Debt Securities concerning issuing temporary Debt Securities, registration of Debt Securities, mutilated, destroyed, lost or stolen Debt Securities, and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and (iv) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and any Guarantor released with respect to certain covenants that are described in the

Indenture ("covenant defeasance") and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Debt Securities of the applicable series. In the event covenant defeasance occurs, certain events (not including non-payment, enforceability of any Guarantee, bankruptcy and insolvency events) described under "-- Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     Unless otherwise provided in the applicable Prospectus Supplement, in order to exercise either defeasance or covenant defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Debt Securities, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of, premium, if any, and interest on the applicable Debt Securities on the stated maturity of such principal or installment of principal or interest (or on the "Defeasance Redemption Date" as defined in the applicable Prospectus Supplement), if when exercising either defeasance or covenant defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Debt Securities of the applicable series on the Defeasance Redemption Date); (ii) in the case of defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of issuance of the applicable Debt Securities, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel in the United States shall confirm that, the holders of the outstanding Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (iii) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the holders of the applicable Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clause (vii) or (viii) under the first paragraph under "-- Events of Default" are concerned, at any time during the period ending on the 91st day after the date of deposit; (v) such defeasance or covenant defeasance shall not cause the Trustee for the applicable Debt Securities to have a conflicting interest with respect to any securities of the Company or any Guarantor; (vi) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the Indenture or any other material agreement or instrument to which the Company or any Guarantor is a party or by which it is bound; (vii) the Company shall have delivered to the Trustee an opinion of independent counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Debt or Guarantor Senior Debt, including, without limitation, those arising under the Indenture and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (viii) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Debt Securities or any guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others; (ix) no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Debt Securities on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and (x) the Company shall have delivered to the Trustee an officers' certificate and an opinion of independent counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

NOTICES

     Notices to holders of registered Debt Securities will be given by mail to the addresses of such holders as they may appear in the Register.

OWNER OF DEBT SECURITIES

     Unless otherwise provided in the applicable Prospectus Supplement relating to the Debt Securities of a particular series, the Company, the Trustees and any agent of the Company or the Trustees may treat the person in whose name a Debt Security in registered form is registered, and may treat the bearer of a Debt Security in bearer form, as the absolute owner thereof (whether or not such Debt Security may be overdue) for the purpose of receiving payment and for all other purposes.


GOVERNING LAW

     Unless otherwise provided in the applicable Prospectus Supplement, the Indenture, the Debt Securities and any guarantees will be governed by the laws of the State of New York.


THE TRUSTEE

     The Trustee for each series of Debt Securities will be identified in the applicable Prospectus Supplement. Each Indenture will contain certain limitations on the right of a Trustee thereunder, as a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

     The holders of a majority in principal amount of all outstanding Debt Securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the Trustee for such series.

     In case an Event of Default shall occur (and shall not be cured) under any Indenture relating to a series of Debt Securities and is known to the Trustee under such Indenture, such Trustee shall exercise such of the rights and powers vested in it by such Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, no Trustee will be under any obligation to exercise any of its rights or powers under the applicable Indenture at the request of any of the Holders of Debt Securities unless they shall have offered to such Trustee security and indemnity satisfactory to it.

                         DESCRIPTION OF CAPITAL STOCK


GENERAL

     The Company currently has two classes of Common Stock, each having a par value of $.01 per share, and two classes of issued and outstanding Preferred Stock, also with a par value of $.01 per share. Upon the issuance of all shares covered by this Prospectus, the Controlling Stockholders, by virtue of their beneficial ownership of 100% of the shares of the Class B Common Stock, with its super voting rights as described below, will retain control over the Company's business and operations.

     The following summary of the Company's capital stock does not purport to be complete and is subject to detailed provisions of, and is qualified in its entirety by reference to, the Company's Amended and Restated Articles of Incorporation (the "Amended Certificate"). The Amended Certificate is an exhibit to the Registration Statement of which this Prospectus is a part and is available as set forth under "Available Information."


     The Amended Certificate authorizes the Company to issue up to 100,000,000 shares of Class A Common Stock, par value $.01 per share, 35,000,000 shares of
Class B Common Stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share. As of August 11, 1997, 34,745,522 shares of Common Stock, consisting of 7,168,941 shares of Class A Common Stock and 27,576,581 shares of Class B Common Stock, will be issued and outstanding, 1,091,825 shares of Series B Preferred Stock were issued and outstanding and 2,062,000 shares of Series C Preferred Stock will be issued and outstanding.



COMMON STOCK

     The rights of the holders of the Class A Common Stock and Class B Common Stock are substantially identical in all respects, except for voting rights and the right of Class B Common Stock to convert into Class A Common Stock. The holders of the Class A Common Stock are entitled to one vote per share. The holders of the Class B Common Stock are entitled to ten votes per share except as described below. The holders of all classes of Common Stock entitled to vote will vote together as a single class on all matters presented to the stockholders for their vote or approval except as otherwise required by the general corporation laws of the State of Maryland ("Maryland General Corporation Law"). Except for transfers to a "Permitted Transferee" (generally, related parties of a Controlling Stockholder), any transfer of shares of Class B Common Stock held by any of the Controlling Stockholders will cause such shares to be automatically converted to Class A Common Stock. In addition, if the total number of shares of Common Stock held by the Controlling Stockholders falls to below 10% of the total number of shares of Common Stock outstanding, all of the outstanding shares of Class B Common Stock automatically will be classified as Class A Common Stock. In any merger, consolidation or business combination, the consideration to be received per share by the holders of the Class A Common Stock must be identical to that received by the holders of the Class B Common Stock, except that in any such transaction in which shares of a third party's common stock are distributed in exchange for the Company's Common Stock, such shares may differ as to voting rights to the extent that such voting rights now differ among the classes of Common Stock.

     The holders of Class A Common Stock and Class B Common Stock will vote as a single class, with each share of each class entitled to one vote per share, with respect to any proposed (a) "Going Private" transaction; (b) sale or other disposition of all or substantially all of the Company's assets; (c) sale or transfer which would cause a fundamental change in the nature of the Company's business; or (d) merger or consolidation of the Company in which the holders of the Company's Common Stock will own less than 50% of the Common Stock following such transaction. A "Going Private" transaction is defined as any "Rule 13e-3 transaction," as such term is defined in Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") between the
Company and (i) the Controlling Stockholders, (ii) any affiliate of the Controlling Stockholders, or (iii) any group of which the Controlling Stockholders are an affiliate or of which the Controlling Stockholders are a member. An "affiliate" is defined as (i) any individual or entity who or that, directly or indirectly, controls, is controlled by, or is under the common control of the Controlling Stockholders; (ii) any corporation or organization (other than the Company or a majority-owned subsidiary of the Company) of which any of the Controlling Stockholders is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of voting securities or in which any of the Controlling Stockholders has a substantial beneficial interest; (iii) a voting trust or similar arrangement pursuant to which the Controlling Stockholders generally control the vote of the shares of Common Stock held by or subject to any such trust or arrangement; (iv) any other trust or estate in which any of the Controlling Stockholders has a substantial beneficial interest or as to which any of the Controlling Stockholders serves as a trustee or in a similar fiduciary capacity; or (v) any relative or spouse of the Controlling Stockholders or any relative of such spouse who has the same residence as any of the Controlling Stockholders.

     Under Maryland General Corporation Law, the holders of Common Stock are entitled to vote as a separate class with respect to any amendment of the Amended Certificate that would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or modify or change the powers, preferences or special rights of the shares of such class so as to affect such class adversely.

     For a discussion of the effects of disproportionate voting rights upon the holders of the Class A Common Stock, see "Risk Factors -- Voting Rights; Control by Controlling Stockholders."

     Stockholders of the Company have no preemptive rights or other rights to subscribe for additional shares, except that the Class B Common Stock is convertible into Class A Common Stock by the holders thereof. Except as described in the prior sentence, no shares of any class of Common Stock have conversion rights or are subject to redemption. Subject to the rights of any outstanding preferred stock which may be hereafter classified and issued, holders of Common Stock are entitled to receive dividends, if any, as may be declared by the Company's Board of Directors out of funds legally available therefore and to share, regardless of class, equally on a share-for-share basis in any assets available for distribution to stockholders on liquidation, dissolution or winding up of the Company. Under the Bank Credit Agreement, the Existing Indentures, the terms of the Series C Preferred Stock and certain other debt of the Company, the Company's ability to declare Common Stock dividends is restricted.



EXISTING PREFERRED STOCK

     Series B Preferred Stock. As partial consideration for the acquisition of assets from River City, the Company issued 1,150,000 shares of Series A Preferred Stock to River City which has since been converted into 1,150,000 shares of Series B Preferred Stock. Each share of Series B Preferred Stock has a liquidation preference of $100 and, after payment of this preference, is entitled to share in distributions made to holders of shares of (plus all accrued and unpaid dividends through the determination date) Common Stock. Each holder of a share of Series B Preferred Stock is entitled to receive the amount of liquidating distributions received with respect to approximately 3.64 shares of Common Stock (subject to adjustment) less the amount of the liquidation preference. The liquidation preference of Series B Preferred Stock is payable in preference to Common Stock of the Company, but may rank equal to or below other classes of capital stock of the Company. After a "Trigger Event" (as defined below), the Series B Preferred Stock ranks senior to all classes of capital stock of the Company as to liquidation preference, except that the Company may issue up to $400 million of capital stock ("Senior Securities"), as to which the Series B Preferred Stock will have the same rank. The Series C Preferred Stock are Senior Securities. The Prospectus Supplement for any Preferred Securities sold pursuant to this Prospectus that are to be designated "Senior Securities" will so indicate. A Trigger Event means the termination of Barry Baker's employment with the Company prior to the expiration of the initial five-year term of his employment agreement (1) by the Company for any reason other than for Cause (as defined in the employment agreement) or (2) by Barry Baker upon the occurrence of certain events described in the employment agreement.

     The holders of Series B Preferred Stock do not initially receive dividends, except to the extent that dividends are paid to the holders of Common Stock. A holder of shares of Series B Preferred Stock is entitled to share in any dividends paid to holders of Common Stock, with each share of Series B Preferred Stock allocated the amount of dividends allocated to approximately 3.64 shares of Common Stock (subject to adjustment). In addition, after the occurrence of a Trigger Event, holders of shares of

Series B Preferred Stock are entitled to quarterly dividends in the amount of $3.75 per share per quarter for the first year, and in the amount of $5.00 per share per quarter after the first year. Dividends are payable either in cash or in additional shares of Series B Preferred Stock at the rate of $100 per share. Dividends on Series B Preferred Stock are payable in preference to the holders of any other class of capital stock of the Company, except for Senior Securities, which will rank senior to the Series B Preferred Stock as to dividends until a Trigger Event, after which Senior Securities will have the same rank as Series B Preferred Stock as to dividends.

     The Company may redeem shares of Series B Preferred Stock for an amount equal to $100 per share plus any accrued and unpaid dividends at any time beginning 180 days after a Trigger Event, but holders have the right to retain their shares in which case the shares will automatically be converted into shares of Class A Common Stock on the proposed redemption date.

     Each share of Series B Preferred Stock is entitled to approximately 3.64 votes (subject to adjustment) on all matters with respect to which Class A Common Stock has a vote, and the Series B Preferred Stock votes together with the Class A Common Stock as a single class, except that the Series B Preferred Stock is entitled to vote as a separate class (and approval of a majority of such votes is required) on certain matters, including changes in the authorized amount of Series B Preferred Stock and actions affecting the rights of holders of Series B Preferred Stock.

     Shares of Series B Preferred Stock are convertible at any time into shares of Class A Common Stock, with each share of Series B Preferred Stock convertible into approximately 3.64 shares of Class A Common Stock. The conversion rate is subject to adjustment if the Company undertakes a stock split, combination or stock dividend or distribution or if the Company issues Common Stock or securities convertible into Common Stock at a price less than $27.50 per share. Shares of Series B Preferred Stock issued as payment of dividends are not convertible into Class A Common Stock and become void at the time of conversion of a shareholder's other shares of Series B Preferred Stock. All shares of Series B Preferred Stock remaining outstanding on May 31, 2001 (other than shares issued as a dividend) automatically convert into Class A Common Stock on that date.


     Series C Preferred Stock. As of August 11, the Company has issued and outstanding 2,062,000 shares of Series C Preferred Stock, all of which shares are held by KDSM, Inc., a wholly-owned subsidiary of the Company. Each share of Series C Preferred Stock has a liquidation preference (the "Liquidation Amount") of $100 plus an amount equal to any accumulated and unpaid dividends (whether or not earned or declared) to the date of payment. KDSM, Inc. purchased the Series C Preferred Stock from the proceeds of $206,200,000 aggregate principal amount of 11 5/8% Senior Debentures due 2009 (the "KDSM Senior Debentures"), all of which are held by Sinclair Capital, a trust all of the common securities of which are held by KDSM, Inc. The obligations of KDSM, Inc. under the KDSM Senior Debentures are secured by the Series C Preferred Stock. The Trust purchased the KDSM Senior Debentures from the proceeds of $200 million aggregate liquidation value of 11 5/8% High Yield Trust Offered Preferred Securities (the "Preferred Securities") plus the proceeds of the issuance to KDSM, Inc. of $6.2 million of common securities of the Trust. Sinclair has guaranteed the obligations under the Preferred Securities, on a junior subordinated basis in an amount equal to the lesser of (a) the full liquidation preference plus accumulated and unpaid dividends to which the holders of the Preferred Securities are lawfully entitled, and (b) the amount of the Trust's legally available assets remaining after the satisfaction of all claims of other parties which, as a matter of law, are prior to those of the holders of the Preferred Securities. Sinclair has also agreed to fully and unconditionally guarantee the payment of the KDSM Senior Debentures on a junior subordinated basis if and effective as of the time the KDSM Senior Debentures are distributed to holders of the Preferred Securities in certain circumstances.

     The Series C Preferred Stock has a maturity date of March 15, 2009, and will be mandatorily redeemable on its maturity date. With respect to dividend rights and rights upon liquidation, winding-up and dissolution of Sinclair, the Series C Preferred Stock ranks senior to the Sinclair's common stock and Sinclair's Series B Preferred Stock except that upon a Trigger Event the Series C Preferred Stock will rank pari passu with the Series B Preferred Stock in respect of dividend rights and rights upon liquidation, dissolution and winding-up of Sinclair.

     Dividends on the Series C Preferred Stock are payable quarterly at a rate per annum of 12 5/8% of the stated Liquidation Amount of $100 per share and cumulate from March 12, 1997 (the "Issue Date"). Dividends are payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each a "Dividend Payment Date") to the holders of record on the March 1, June 1, September 1 and December 1 next preceding each Dividend Payment Date. Sinclair has the right, at any time and from time to time, to defer dividend payments for up to three consecutive quarters (each a "Dividend Extension Period"); provided that Sinclair will be required to pay all dividends due and owing on the Series C Preferred Stock at least once every four quarters and must pay all dividends due and owing on the Series C Preferred Stock on March 25, 2009. The remedy for the holders of the Series C Preferred Stock upon a failure by Sinclair to pay all dividends due and owing thereon at least once every four quarters (or for any other breaches under the Series C Preferred Stock) is the right to elect two directors to Sinclair's board of directors.

     Holders of the Series C Preferred Stock do not have any voting rights in ordinary circumstances. However, the vote of the holders of a majority in aggregate Liquidation Amount of outstanding Series C Preferred Stock (100% in certain circumstances) is required to approve any amendment to the Amended Certificate or the Articles Supplementary to the Amended Certificate that govern the Series C Preferred Stock (the "Series C Articles Supplementary") that would adversely affect the powers, preferences or special rights of the holders of the Series C Preferred Stock or cause the liquidation, dissolution or winding-up of Sinclair. In addition, the approval of the holders of a majority in aggregate Liquidation Amount of outstanding Series C Preferred Stock is required to approve the issuance of any preferred stock by Sinclair which is senior to the Series C Preferred Stock in right of payment. In addition, upon a Voting Rights Triggering Event (which is defined to include a failure to pay dividends as described above, a failure to make a Change of Control Offer as defined below, a failure to redeem the Series C Preferred Stock upon maturity and a breach of the covenants described below), the holders of a majority in aggregate Liquidation Amount of the outstanding Series C Preferred Stock have the right to elect two directors to the board of directors of Sinclair. KDSM, Inc., as the holder of the Series C Preferred Stock, has agreed not to take or consent to any actions or waive any rights under the Series C Preferred Stock or elect any directors without the approval of the holders of the majority in principal amount of the KDSM Senior Debentures. The Trust, as the holder of the KDSM Senior Debentures, has in turn agreed that it will not provide such approval without the approval of the holders of a majority in aggregate Liquidation Value of the outstanding Preferred Securities (100% in certain circumstances).

     The Series C Articles Supplementary contain certain covenants, including, but not limited to, covenants with respect to the following matters: (i) limitation on indebtedness; (ii) limitation on restricted payments; (iii) limitation on transactions with affiliates; (iv) limitation on sale of assets;
(v) limitation on unrestricted subsidiaries; (vi) restrictions on mergers, consolidations and the transfer of all or substantially all of the assets of the Company to another person; (vii) provision of financial statements; and (viii) limitation on the issuance of senior preferred stock. Violation of any of these covenants (after a grace period in certain circumstances) will be a Voting Rights Triggering Event.

     Upon a Change of Control of Sinclair (as defined), Sinclair is required to make an offer (a "Change of Control Offer") to redeem all or a portion of the shares of Series C Preferred Stock at 101% of such shares' aggregate Liquidation Amount, plus accrued and unpaid dividends, if any, to the date of redemption unless and for so long as such redemption is prohibited by the terms of the Bank Credit Agreement or the Existing Indentures. If Sinclair does not make and consummate a Change of Control Offer upon a Change of Control, the holders of the Series C Preferred Stock will have the right to elect two directors to the board of directors of Sinclair.

     The Company has the option (a) at any time on or after March 15, 2002 to redeem the Series C Preferred Stock, in whole or in part, in cash at redemption prices declining from 105.813% to 100% (in 2006) of the Liquidation Amount, and
(b) at any time on or prior to March 15, 2000 to redeem, in whole or in part, up to 33 1/3% of the aggregate Liquidation Amount of the Series C Preferred Stock, with the proceeds of one or more Public Equity Offerings (as defined), at a cash redemption price of 111.625% of the principal amount thereof, plus accrued dividends to the date of redemption; provided that after any such redemption at least 66 2/3% of the aggregate Liquidation Amount of the Series C Preferred Stock originally issued remain outstanding and that such redemption be made within 180 days of each such Public Equity Offering.



NEW PREFERRED STOCK

     The particular terms of any series of Preferred Stock offered hereby will be set forth in the Prospectus Supplement relating thereto. The rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption, retirement and sinking fund provisions and liquidation preferences, if any, of the Preferred Stock of each series offered hereby will be fixed or designated pursuant to Articles Supplementary adopted by the Board of Directors or a duly authorized committee thereof. The terms, if any, on which shares of any series of Preferred Stock offered hereby are convertible or exchangeable into Common Stock or Debt Securities will also be set forth in the Prospectus Supplement relating thereto. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Company, in which case the number of shares of Common Stock to be received by the holders of Preferred Stock offered hereby would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement. The description of the terms of a particular series of Preferred Stock offered hereby that will be set forth in the applicable Prospectus Supplement does not purport to be complete and is qualified in its entirety by reference to the certificate of designation relating to such series.


DEPOSITARY SHARES

     General. The Company may, at its option, elect to offer receipts for fractional interests ("Depositary Shares") in Preferred Stock, rather than full shares of Preferred Stock. In such event, receipts ("Depositary Receipts") for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock, will be issued as described below.

     The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between the Company and a depositary to be named by the Company in a Prospectus Supplement (the "Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, subscription and liquidation rights). The following summary of certain provisions of the Deposit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Deposit Agreement, including the definitions therein of certain terms. Copies of the forms of Deposit Agreement and Depositary Receipt will be filed as exhibits to or incorporated by reference into the Registration Statement of which this Prospectus is a part, and the following summary is qualified in its entirety by reference to such exhibits.

     Dividends and Other Distributions. The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders.

     In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares in an equitable manner, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may sell such property and distribute the net proceeds from such sale to such holders. The amount distributed in any of the foregoing cases may be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes.

     Withdrawal of Preferred Stock. Upon surrender of Depositary Receipts at a designated office of the Depositary, the owner of the Depositary Shares evidenced thereby will be entitled to delivery at such office of certificates evidencing Preferred Stock (but only in whole shares of Preferred Stock) represented by such Depositary Shares. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of whole shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

     Redemption of Depositary Shares. If a series of Preferred Stock represented by Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock. Whenever the Company redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing shares of Preferred Stock so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot, pro rata or by any other equitable method as may be determined by the Depositary.

     Voting the Preferred Stock. Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the number of shares of the Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holder of Depositary Shares representing such Preferred Stock.

     Amendment and Termination of the Deposit Agreement. The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding. The Deposit Agreement will only terminate if
(i) all outstanding Depositary Shares have been redeemed or (ii) there has been a final distribution in respect of the Preferred Stock, including in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Receipts.

     Resignation and Removal of Depositary. The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointments. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

     Charges of Depositary. The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of the Depositary in connection with the initial deposit of the Preferred Stock and issuance of Depositary Receipts, all withdrawals of shares of Preferred Stock by owners of the Depositary Shares and any redemption of the Preferred Stock. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges as they are expressly provided in the Deposit Agreement to be for their accounts.

     Miscellaneous. The Depositary will forward all reports and communications from the Company which are delivered to the Depositary and which the Company is required or otherwise determines to furnish to the holders of the Preferred Stock.

     Neither the Depositary nor the Company will be liable under the Deposit Agreement to holders of Depositary Receipts other than for its gross negligence, willful misconduct or bad faith. Neither the Company nor the Depositary will be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. The Company and the Depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting Preferred Stock for deposit, holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.


CERTAIN STATUTORY AND CHARTER PROVISIONS


     The following paragraphs summarize certain provisions of the Maryland General Corporation Law and the Company's Amended Certificate and by-laws. The summary does not purport to be complete and reference is made to Maryland
General Corporation Law and the Company's Amended Certificate and By-Laws for complete information.

     Business Combinations. Under the Maryland General Corporation Law, certain "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the corporation's stock (an "Interested Stockholder") must be (a) recommended by the corporation's board of directors; and (b) approved by the affirmative vote of at least (i) 80% of the corporation's outstanding shares entitled to vote and (ii) two-thirds of the outstanding shares entitled to vote which are not held by the Interested Stockholder with whom the business combination is to be effected, unless, among other things, the corporation's common stockholders receive a minimum price (as defined in the statute) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for his shares. In addition, an Interested Stockholder or any affiliate thereof may not engage in a "business combination" with the corporation for a period of five (5) years following the date he becomes an Interested Stockholder. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors of a Maryland corporation. It is anticipated that the Company's Board of Directors will exempt from the Maryland statute any business combination with the Controlling Stockholders, any present or future affiliate or associate of any of them, or any other person acting in concert or as a group with any of the foregoing persons.

     Control Share Acquisitions. The Maryland General Corporation Law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" may not be voted except to the extent approved by a vote of two-thirds of the votes entitled to be cast by stockholders excluding shares owned by the acquirer, officers of the corporation and directors who are employees of the corporation. "Control shares" are shares which, if aggregated with all other shares previously acquired which the person is entitled to vote, would entitle the acquirer to vote (i) 20% or more but less than one-third of such shares, (ii) one-third or more but less than a majority of such shares, or
(iii) a majority of the outstanding shares. Control shares do not include shares the acquiring person is entitled to vote because stockholder approval has previously been obtained. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.


     A person who has made or proposes to make a control share acquisition and who has obtained a definitive financing agreement with a responsible financial institution providing for any amount of financing not to be provided by the acquiring person may compel the corporation's board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

     Subject to certain conditions and limitations, the corporation may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value determined, without regard to voting rights, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer is entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.


     The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or excepted by or pursuant to the articles of incorporation or by-laws of the corporation.

     Effect of Business Combination and Control Share Acquisition Statutes. The business combination and control share acquisition statutes could have the effect of discouraging offers to acquire any such offer.

     Limitation on Liability of Directors and Officers. The Company's Amended Certificate provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Company shall have any liability to the Company or its stockholders for monetary damages. The Maryland General Corporation Law provides that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except (1) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. In situations to which the Amended Certificate provision applies, the remedies available to the Company or a stockholder are limited to equitable remedies such as injunction or rescission. This provision would not, in the opinion of the Commission, eliminate or limit the liability of directors and officers under the federal securities laws.

     Indemnification. The Company's Amended Certificate and by-laws provide that the Company may advance expenses to its currently acting and its former directors to the fullest extent permitted by Maryland General Corporation Law, and that the Company shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law. The Maryland General Corporation Law provides that a corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that (1) the act or omission of the director was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (2) the director actually received an improper personal benefit in money, property or services, or (3) in the case of an criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. The statute permits Maryland corporations to indemnify its officers, employees or agents to the same extent as its directors and to such further extent as is consistent with law.

     The Company has also entered into indemnification agreements with certain officers and directors which provide that the Company shall indemnify and advance expenses to such officers and directors to the fullest extent permitted by applicable law in effect on the date of the agreement, and to such greater extent as applicable law may thereafter from time to time permit. Such agreements provide for the advancement of expenses (subject to reimbursement if it is ultimately determined that the officer or director is not entitled to indemnification) prior to the final disposition of any claim or proceeding.


FOREIGN OWNERSHIP

     Under the Amended Certificate and to comply with FCC rules and regulations, the Company is not permitted to issue or transfer on its books any of its capital stock to or for the account of any Alien if after giving effect to such issuance or transfer, the capital stock held by or for the account of any alien or aliens would exceed, individually or in the aggregate, 25% of the Company's capital stock at any time outstanding. Pursuant to the Amended Certificate, the Company will have the right to repurchase alien-owned shares at their fair market value to the extent necessary, in the judgment of the Board of Directors, to comply with the alien ownership restrictions. Any issuance or transfer of capital stock in violation of such prohibition will be void and of no force and effect. The Amended Certificate also provides that no Alien or Aliens shall be entitled to vote, direct or control the vote of more than 25% of the total voting power of all the shares of capital stock of the Company outstanding and entitled to vote at any time and from time to time. Such percentage, however, is 20% in the case of the Company's subsidiaries which are direct holders of FCC licenses. In addition, the Amended Certificate provides that no Alien shall be qualified to act as an officer of the Company and no more than 25% of the total number of directors of the Company at any time may be Aliens. The Amended Certificate further gives the Board of Directors of the Company all power necessary to administer the above provisions.


TRANSFER AGENT AND REGISTRAR



     The Transfer Agent and Registrar for the Company's Class A Common Stock is The First National Bank of Boston. The Transfer Agent and Registrar for any Preferred Securities issued pursuant to this Prospectus will be specified in the applicable Prospectus Supplement.


                             PLAN OF DISTRIBUTION



     The Securities offered hereby may be sold by the Company or the Selling Stockholders on a negotiated or competitive bid basis through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate, dealers or agents designated from time to time, or directly to other purchasers. The distribution of the Securities offered hereby may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. To the extent required, any Prospectus Supplement with respect to the Securities will set forth the method of distribution of the offered Securities, of the offering and the proceeds to the Company from the sale thereof, any underwriting discounts, commission and other terms constituting compensation to underwriters and other items of price, and any discounts or concessions allowed or reallowed or paid to dealers. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are utilized, the Securities being sold to them will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale. The Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. To the extent required, the underwriter or underwriters with respect to the Securities being offered by the Company or the Selling Stockholders will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of such Prospectus Supplement. Any underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent.

     Underwriters may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they act as agents. If a dealer is utilized in the sale of the Securities, the Company or the Selling Stockholders will sell the Securities to the dealer as principal. The dealer may then resell the Securities to the public at varying prices to be determined by the dealer at the time of sale. To the extent required, any dealer involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be set forth in the Prospectus Supplement.

     The  Securities  may be  sold  directly  by  the  Company  or  the  Selling
Stockholders or through agents designated by the Company or the Selling Stockholders from time to time. To the extent required, any agent involved in the offer or sale of the securities in respect of which this Prospectus is delivered will be set forth in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. This Prospectus is not the exclusive means for resales of Class A Common Stock by the Selling Stockholders who may, for example, sell Class A Common Stock under Rule 144 under the Securities Act.

     Any underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters as the term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and any discounts or commissions received by them from the Company or the Selling Stockholders and any profits on the resale of the Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements that may be entered into with the Company or the Selling Stockholders, to indemnification against or to contribution toward certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect of such liabilities.

     Underwriters, dealers and agents may engage in other transactions with or perform other services for the Company or the Selling Stockholders. To the extent required, any such relationships will be set forth in a Prospectus Supplement.


                                 LEGAL MATTERS


     The validity of the securities being offered hereby and certain other legal matters regarding the securities will be passed upon for the Company by Thomas & Libowitz, P.A., Baltimore, Maryland, counsel to the Company, and by Wilmer, Cutler & Pickering, Baltimore, Maryland, special securities counsel to the Company. Certain legal matters under the Communications Act and the rules and regulations promulgated thereunder by the FCC will be passed upon for the Company by Fisher Wayland Cooper Leader & Zaragoza L.L.P., Washington. D.C. Basil A. Thomas, a director of the Company, is of counsel to Thomas & Libowitz, P.A.


                                    EXPERTS

     The Consolidated Financial Statements and schedules of the Company as of December 31, 1995 and 1996 and for each of the years ended December 31, 1994, 1995 and 1996, incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

     The consolidated financial statements of River City Broadcasting, L.P. as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Paramount Stations Group of Kerrville, Inc. as of December 31, 1994 and August 3, 1995 and for the year ended December 31, 1994 and the period from January 1, 1995 through August 3, 1995, incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

     The financial statements of KRRT, Inc. as of December 31, 1995 and for the period from July 25, 1995 through December 31, 1995, incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.


     The consolidated financial statements of Superior Communications Group, Inc. at December 31, 1995 and 1994, and for each of the two years in the period ended December 31, 1995, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Flint TV, Inc. as of December 31, 1994 and 1995 and for each of the years ended December 31, 1994 and 1995, incorporated by reference in this Prospectus and elsewhere in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as stated in their reports with respect thereto, and are incorporated herein in reliance on the authority of said firm as experts in giving said reports.

     The financial statements of Kansas City TV 62 Limited Partnership and Cincinnati TV 64 Limited Partnership as of and for the year ended December 31, 1995, incorporated by reference in this Prospectus by reference to the Form 8-K of Sinclair Broadcast Group, Inc. dated May 9, 1996 (filed May 17, 1996) have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


     The following are the estimated expenses payable by the Company in connection with the issuance and distribution of the securities being registered other than any underwriting compensation.


                           ITEM                                   AMOUNT
--------------------------------------------------------------   -----------
     SEC Registration Fee ....................................   $  303,030
     Nasdaq fees .............................................       35,000
     Blue Sky fees and expenses (including legal fees)  ......       35,000
     Printing and engraving expenses  ........................      450,000
     Legal fees and expenses .................................      375,000
     Accounting fees and expenses  ...........................      300,000
     Trustees and registrar fees   ...........................       35,000
     Miscellaneous fees and expenses  ........................       77,970
                                                                 -----------
        Total ................................................   $1,611,000
                                                                 ===========



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS


     The Articles of Amendment and Restatement and By-Laws of the Company state that the Company shall indemnify, and advance expenses to, its directors and officers whether serving the Company or at the request of another entity to the fullest extent permitted by and in accordance with Section 2-418 of the Maryland General Corporation Law. Section 2-418 contains certain provisions which establish that a Maryland corporation may indemnify any director or officer made party to any proceeding by reason of service in that capacity, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with such proceeding unless it is established that the director's or officer's act or omission was material to the matter giving rise to the proceeding and the director or officer (i) acted in bad faith or with active and deliberate dishonesty; (ii) actually received an improper personal benefit in money, property or services; or (iii) in the case of a criminal proceeding, had reasonable cause to believe that his act was unlawful. However, if the proceeding was one by or in the right of the corporation, indemnification may not be made if the director or officer is adjudged to be liable to the corporation. The statute also provides for indemnification of directors and officers by court order.

     Section 12 of Article II of the Amended By-Laws of Sinclair Broadcast Group, Inc. provides as follows:

     A director shall perform his duties as a director, including his duties as a member of any Committee of the Board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the
Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by:

       (a) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented;

       (b) counsel, certified public accountants, or other persons as to matters
    which  the  director   reasonably   believes  to  be  within  such  person's
    professional or expert competence; or

       (c) a Committee of the Board upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or the By-Laws, as to matters within its designated authority, which Committee the director reasonably believes to merit confidence.

     A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted. A person who performs his duties in compliance with this Section shall have no liability by reason of being or having been a director of the Corporation.

     The Company has also entered into indemnification agreements with certain officers and directors which provide that the Company shall indemnify and advance expenses to such officers and directors to the fullest extent permitted by applicable law in effect on the date of the agreement, and to such greater extent as applicable law may thereafter from time to time permit. Such agreements provide for the advancement of expenses (subject to reimbursement if it is ultimately determined that the officer or director is not entitled to indemnification) prior to the disposition of any claim or proceeding.

     The Underwriting Agreement, filed as Exhibit 1.1 to this Registration Statement, provides for indemnification by the Underwriters of the Registrant's directors, officers and controlling persons against certain liabilities that may be incurred in connection with the Offering, including liabilities under the Securities Act of 1933, as amended.


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (A) EXHIBITS


EXHIBIT
 NUMBER                                            DESCRIPTION
--------- -----------------------------------------------------------------------------------------------
    1.1*  Form of Common Stock Underwriting Agreement
    1.2*  Form of Debt Security Underwriting Agreement
    1.3*  Form of Preferred Stock Underwriting Agreement
    4.1   Amended and Restated  certificate of  Incorporation  (incorporated  by reference  to the Com-  pany's  Report on Form 10-Q for the  quarterly period ended June 30, 1996.)
    4.2   Bylaws (incorporated by reference to the Company Registration Statement on Form S-1, No.
          33-90682)
    4.3*  Form of Class A Common Stock Certificate (incorporated by reference to the Company's registration statement on Form S-1, No. 33-90682)
    4.4*  Form of Articles Supplementary relating to Preferred Stock issued pursuant to this Registra-
          tion Statement
    4.5*  Form of Senior Indenture
    4.6*  Form of Senior Subordinated Indenture
    4.7*  Form of Preferred Stock Certificate
    4.8*  Form of Depositary Agreement
    4.9*  Form of Depositary Receipt
    5.1*  Form of Opinion of Wilmer,  Cutler & Pickering  (including the consent of such firm) regarding legality of securities being offered
    5.2*  Form of Opinion of Thomas & Libowitz, P.A. (including the consent of such firm) regarding legality of securities being offered
   12.1   Statement re computation of ratios
   23.1   Consent of Wilmer,  Cutler & Pickering  (incorporated herein by reference to Exhibit  5.1  hereto)
   23.2   Consent of Arthur  Andersen  LLP,  independent certified   public   accountants
   23.3   Consent  of  KPMG  Peat  Marwick  LLP, independent certified public accountants
   23.4   Consent of Price Waterhouse LLP, independent accountants, relating to Financial Statements of
          Kansas City TV 62 Limited Partnership
   23.5   Consent of Price Waterhouse LLP, independent accountants,  relating to financial statements of Cincinnati TV 64 Limited Partnership
   23.6   Consent of Ernst & Young LLP, independent certified public accountants

EXHIBIT
NUMBER                                         DESCRIPTION
--------- ---------------------------------------------------------------------------------------
 23.7+   Consent of Barry Baker to be named as a director
 23.8+   Consent of Roy F. Coppedge, III to be named as a director
 24.1+   Powers of Attorney for David D. Smith, Frederick G. Smith, J. Duncan Smith, Robert E.
         Smith, Basil A. Thomas, William Brock, Lawrence McCanna and David B. Amy.

----------

* To be filed by amendment or as an exhibit to be incorporated by reference herein in connection with an offering of the offered securities.

+ Previously filed.


     (B) FINANCIAL STATEMENT SCHEDULES:

     Incorporated by reference to Schedule II of the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as amended.


ITEM 17. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling persons of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     The undersigned registrant hereby undertakes that:

       (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

       (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and


          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       Provided, however, That paragraphs (1)(i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this amendment to registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, Maryland on the 21st day of August, 1997.


                                        SINCLAIR BROADCAST GROUP, INC.

                                        By: /s/ David D. Smith
                                           ------------------------------------
                                            David D. Smith
                                            Chief    Executive    Officer    and
                                            President


                                        THE GUARANTORS LISTED BELOW

                                        By: /s/ David D. Smith
                                           ------------------------------------
                                            David D. Smith
                                            President


                               POWER OF ATTORNEY


     We, the undersigned officers and directors of Sinclair Broadcast Group, Inc. and the Guarantors listed below hereby severally constitute David B. Amy our true and lawful attorney with full power to sign for us and in our name in the capacities indicated below, any and all amendments to this Registration Statement on Form S-3 filed by Sinclair Broadcast Group, Inc. with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in such capacities to enable Sinclair Broadcast Group, Inc. and the Guarantors listed below to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorney to any and all such amendments.

     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                             TITLE                          DATE
----------------------------   ---------------------------------------   ----------------
    /s/ David D. Smith         Chairman of the Board,                    August 21, 1997
-------------------------      Chief Executive Officer,
     David D. Smith            President and Director
                               of the Guarantors listed below
                               (Principal executive officer)

     /s/ David B. Amy          Chief Financial Officer and               August 21, 1997
-------------------------      Director of the Guarantors listed
      David B. Amy             below (other than Sinclair
                               Communications, Inc.,) (Principal
                               Financial and Accounting Officer of
                               Sinclair Broadcast Group, Inc. and
                               the Guarantors listed below)

                               Director of Sinclair Broadcast Group,     August 21, 1997
-------------------------      Inc. and Sinclair Communications,
    Frederick G. Smith         Inc.

        SIGNATURE                             TITLE                          DATE
----------------------------   ---------------------------------------   ----------------
     /s/ J. Duncan Smith       Director of Sinclair Broadcast Group,     August 21, 1997
-------------------------      Inc. and Sinclair Communications,
     J. Duncan Smith           Inc.

                               Director of Sinclair Broadcast Group,     August 21, 1997
-------------------------      Inc. and Sinclair Communications,
     Robert E. Smith           Inc.

     /s/ Basil A. Thomas       Director of Sinclair Broadcast Group,     August 21, 1997
-------------------------      Inc. and Sinclair Communications,
     Basil A. Thomas           Inc.

  /s/ Lawrence E. McCanna      Director of Sinclair Broadcast Group,     August 21, 1997
-------------------------      Inc. and Sinclair Communications,
   Lawrence E. McCanna         Inc.


                                   GUARANTORS
Chesapeake Television, Inc.                                 Sinclair Radio of Wilkes-Barre Licensee, Inc.
Chesapeake Television Licensee, Inc.                        Superior Communications of Kentucky, Inc.
FSF-TV, Inc.                                                Superior Communications of Oklahoma, Inc.
KABB Licensee, Inc.                                         Superior KY License Corp.
KDNL Licensee, Inc.                                         Superior OK License Corp.
KSMO, Inc.                                                  Tuscaloosa Broadcasting Inc.
KSMO Licensee, Inc.                                         WCGV, Inc.
KUPN Licensee, Inc.                                         WCGV Licensee, Inc.
SCI-Indiana Licensee, Inc.                                  WDBB, Inc.
SCI-Sacramento Licensee, Inc.                               WLFL, Inc.
Sinclair Communications, Inc.                               WLFL Licensee, Inc.
Sinclair Radio of Albuquerque, Inc.                         WLOS Licensee, Inc.
Sinclair Radio of Albuquerque Licensee, Inc.                WPGH, Inc.
Sinclair Radio of Buffalo, Inc.                             WPGH Licensee, Inc.
Sinclair Radio of Buffalo Licensee, Inc.                    WSMH, Inc.
Sinclair Radio of Greenville, Inc.                          WSMH Licensee, Inc.
Sinclair Radio of Greenville Licensee, Inc.                 WSTR, Inc.
Sinclair Radio of Los Angeles, Inc.                         WSTR Licensee, Inc.
Sinclair Radio of Los Angeles Licensee, Inc.                WSYX, Inc.
Sinclair Radio of Memphis, Inc.                             WTTE, Channel 28, Inc.
Sinclair Radio of Memphis Licensee, Inc.                    WTTE, Channel 28 Licensee, Inc.
Sinclair Radio of Nashville, Inc.                           WTTO, Inc.
Sinclair Radio of Nashville Licensee, Inc.                  WTTO Licensee, Inc.
Sinclair Radio of New Orleans, Inc.                         WTVZ, Inc.
Sinclair Radio of New Orleans Licensee, Inc.                WTVZ Licensee, Inc.
Sinclair Radio of St. Louis, Inc.                           WYZZ, Inc.
Sinclair Radio of St. Louis Licensee, Inc.                  WYZZ Licensee, Inc.
Sinclair Radio of Wilkes-Barre, Inc.



                                      II-6

